SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐

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☒ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to § 240.14a-12

FREDERICK’S OF HOLLYWOOD GROUP INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1115 Broadway
New York, New York 10010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 24, 2010

TO THE SHAREHOLDERS OF FREDERICK’S OF HOLLYWOOD GROUP INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Frederick’s of Hollywood Group Inc., a New York corporation, will be held at 10:00 a.m. Eastern Time on Wednesday, March 24, 2010, at Club 101 on the Main Floor at 101 Park Avenue, New York, New York.  You are cordially invited to attend the meeting, which will be held for the following purposes:

1.	To elect six directors to serve for the ensuing one-year period and until their successors are elected and qualified.

2.
To approve a proposal to issue an aggregate of approximately 8,557,700 shares of our common stock and warrants to purchase 1,500,000 shares of our common stock to accounts and funds managed by and/or affiliated with Fursa Alternative Strategies LLC upon (i) exchange of an aggregate of approximately $14.1 million of principal amount and accrued interest of our outstanding Tranche C debt and (ii) conversion of approximately $8.7 million of Series A preferred stock, including accrued dividends, at an effective price of approximately $2.66 per share.

3.	To transact such other business as may properly come before the meeting and any and all postponements or adjournments.

These items of business are described in more detail in this proxy statement, which we encourage you to read in its entirety before voting.  Only shareholders of record at the close of business on February 5, 2010 are entitled to notice of, and to vote at, the meeting and any postponements or adjournments thereof.

All shareholders are cordially invited to attend the meeting in person.  However, to ensure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible.  Returning your proxy card will not affect your right to vote in person if you attend the meeting.  You may revoke your proxy if you so desire at any time before it is voted.  If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares.

Your vote is important regardless of the number of shares you own.  Whether you plan to attend the meeting or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Shareholders to be held on March 24, 2010

Our proxy statement is attached.  Financial and other information concerning our company is contained in our Annual Report on Form 10-K for the fiscal year ended July 25, 2009 (“annual report”).  Pursuant to rules promulgated by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet.  This proxy statement and our 2009 annual report are available on our corporate website at www.fohgroup.com.

By Order of the Board of Directors

Thomas Rende, Secretary
New York, New York
February ___, 2010

FREDERICK’S OF HOLLYWOOD GROUP INC.

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the board of directors of Frederick’s of Hollywood Group Inc., a New York corporation, for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. Eastern Time on Wednesday, March 24, 2010, at Club 101 on the Main Floor at 101 Park Avenue, New York, New York.

This proxy statement and the enclosed proxy card, together with the Annual Report to Shareholders for the fiscal year ended July 25, 2009 (“annual report”), are first being mailed on or about February ___, 2010, to shareholders of record on February 5, 2010.

On January 28, 2008, we consummated a merger with FOH Holdings, Inc., a privately-held Delaware corporation (“FOH Holdings”).  As a result of the transaction, FOH Holdings became our wholly-owned subsidiary.  FOH Holdings is the parent company of Frederick’s of Hollywood, Inc.  Upon consummation of the merger, we changed our name from Movie Star, Inc. to Frederick’s of Hollywood Group Inc.

Unless otherwise indicated, as used in this proxy statement:

•	“Movie Star, Inc.” or “Movie Star” refers to the business, operations and financial results of Movie Star, Inc. prior to the closing of the merger;

•
“FOH Holdings” or “Frederick’s of Hollywood” refers to the business, operations and financial results of FOH Holdings prior to the closing of the merger and after the merger, as the context requires; and

•
the “Company,” “we,” “our” or “us” refers to the operations and financial results of Frederick’s of Hollywood Group Inc., together with FOH Holdings, Inc. and its subsidiaries on a consolidated basis after the closing of the merger.

What matters am I voting on?

You are being asked to vote on the following matters:

•	The election of six directors to serve for the ensuing one-year period and until their successors are elected and qualified – we refer to this proposal as the “director election proposal”;

•
To approve a proposal to issue an aggregate of approximately 8,557,700 shares of our common stock and warrants to purchase 1,500,000 shares of our common stock to accounts and funds managed by and/or affiliated with Fursa Alternative Strategies LLC (“Fursa”) upon (i) exchange of an aggregate of approximately $14.1 million of principal amount and accrued interest of our outstanding Tranche C debt and (ii) conversion of approximately $8.7 million of Series A preferred stock, including accrued dividends, at an effective price of approximately $2.66 per share – we refer to this proposal as the “debt exchange and preferred stock conversion proposal”; and

•	To transact such other business as may properly come before the meeting and any and all postponements or adjournments.

Who is entitled to vote?

Persons who were holders of our common stock and Series A preferred stock as of the close of business on February 5, 2010, the record date, are entitled to vote at the meeting.  As of February 5, 2010, we had issued and outstanding 26,429,658 shares of common stock, par value $0.01 per share, and 3,629,325 shares of Series A preferred stock convertible into an aggregate of 1,512,219 shares of common stock, comprising all of our issued and outstanding voting stock.

Each holder of our common stock is entitled to one vote for each share held on the record date.  Each holder of our Series A preferred stock is entitled to a number of votes per share of Series A preferred stock held on the record date equal to the number of shares of common stock into which such share of Series A preferred stock may be converted on such date.  As of the record date, every 2.4 outstanding shares of Series A preferred stock was convertible into one share of common stock.

What is the effect of giving a proxy?

Proxies in the form enclosed are solicited by and on behalf of our board of directors.  The persons named in the proxy card have been designated as proxies by our board of directors.  If you sign and return the proxy card in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by the board will vote your shares at the meeting as specified in your proxy card.

If you sign and return your proxy card in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted “FOR” the election of the nominees listed below under the director election proposal and “FOR” the approval of the debt exchange and preferred stock conversion proposal.  If you give your proxy, your shares also will be voted in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting and any postponements or adjournments thereof.  If any other matters are properly presented at the meeting for action, the persons named in the proxy card will vote the proxies in accordance with their best judgment.

May I change my vote after I return my proxy card?

Yes.  Any proxy given pursuant to this solicitation may be revoked by you at any time before it is exercised.  You may effectively revoke your proxy by:

•	delivering written notification of your revocation to the Corporate Secretary of Frederick’s of Hollywood Group Inc.;

•	voting in person at the meeting; or

•	delivering another proxy bearing a later date.

Please note that your attendance at the meeting will not alone serve to revoke your proxy.

What is a quorum?

A quorum is the minimum number of shares required to be present at the meeting for the meeting to be properly held under our bylaws and New York law.  The presence, in person or by proxy, of a majority of the votes entitled to be cast at the meeting will constitute a quorum at the meeting.  A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“shareholder withholding”) with respect to a particular matter.  Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock.  The shares subject to a proxy which are not being voted on a particular matter because of either shareholder withholding or broker non-vote will not be considered shares present and entitled to vote on that matter.  These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any matter at the meeting.  If the proxy indicates that the shares are not being voted on any matter at the meeting, the shares will not be counted for purposes of determining the presence of a quorum.  Abstentions are voted neither “for” nor “against” a matter, but are counted in the determination of a quorum.

How many votes are needed for approval of each matter?

The election of directors requires a plurality vote of the votes cast at the meeting.  “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors.  Consequently, any shares not voted “FOR” a particular nominee, whether as a result of a direction of the shareholder to withhold authority, abstentions or a broker non-vote, will not be counted in the nominee’s favor.  As there are six directors to be elected, the six persons receiving the highest votes will be elected if nominees other than those nominated by the board are presented.

The debt exchange and preferred stock conversion proposal must be approved by a majority of the votes cast at the meeting with respect to the proposal.  Abstentions and shares deemed present at the meeting but not entitled to vote with respect to the proposal (because of either shareholder withholding or broker non-vote) are not deemed voted and therefore will have no effect on such vote.  Pursuant to the Tranche C Debt Exchange and Preferred Stock Conversion Agreement (the “Exchange and Conversion Agreement”) described below, Fursa has agreed to “sterilize” their vote by committing to vote the shares of our common stock and Series A preferred stock held by Fursa on the date of the agreement with respect to this proposal in accordance with the vote of a majority of votes cast at the meeting, excluding the shares held by Fursa.

Any other proposal properly brought at the Annual Meeting must be approved by a majority of the votes cast at the meeting with respect to the proposal.

How do I vote?

You may vote your shares by returning the enclosed proxy card either by mail or facsimile or by delivering it in person at the meeting.  The prompt return of the completed proxy card will assist us in preparing for the meeting.  Complete, date, sign and return the enclosed proxy card in the envelope provided for that purpose (to which no postage needs to be affixed if mailed in the United States).  You can specify your choices by marking the appropriate boxes on the proxy card.  If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you.  If you wish to fax your proxy, please copy both the front and back of the signed proxy card and fax it to American Stock Transfer & Trust Co. at (718) 921-8355.

Shareholders who hold their securities through a broker or bank will also have the option to authorize their proxies to vote their securities electronically through the Internet or by telephone.  If you hold your securities through a broker, bank or other nominee, you should check your proxy card or voting instruction card forwarded by your broker, bank or other nominee who holds your securities for instructions on how to vote by these methods.

Do you provide electronic access to the proxy statement and annual report?

Yes.  You may obtain copies of this proxy statement and our annual report for the fiscal year ended July 25, 2009 by visiting our corporate website at www.fohgroup.com and clicking the “Investor Relations” tab.  Once you are in the Investor Relations section of our corporate website, you will find our proxy statement and annual report under the section heading “Annual Meeting Materials.”  The contents of our website are not, and shall not be, deemed a part of this proxy statement or our annual report.  You also may obtain a copy of our annual report (without exhibits), without charge, by sending a written request to: Frederick’s of Hollywood Group Inc., 1115 Broadway, 11th Floor, New York, New York 10010, Attention:  Corporate Secretary.  We will provide copies of the exhibits to the annual report, without charge, upon receipt of a written request addressed to the Corporate Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of February 5, 2010 and after the consummation of the debt exchange and preferred stock conversion (assuming a March 26, 2010 closing date) by:

•
each person or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock either on February 5, 2010 or immediately following the consummation of the debt exchange and preferred stock conversion;

•	each of our named executive officers and directors; and

•	all of our named executive officers and directors, as a group.

Our named executive officers and directors as a group is currently comprised of nine individuals.  Following the meeting, such group will be comprised of seven individuals.

The percentage of beneficial ownership indicated below is based on 26,429,658 shares of our common stock outstanding on February 5, 2010 and 34,987,358 shares after the consummation of the debt exchange and preferred stock conversion (assuming a March 26, 2010 closing date).  Our outstanding Series A preferred stock is convertible into and votes together with the common stock and not as a separate class.

	Beneficial Ownership of Our Common Stock on February 5, 2010			Beneficial Ownership of Our Common Stock After the Debt Exchange and Preferred Stock Conversion (assuming a March 26, 2010 closing date)
Name and Address of Beneficial Owner(1)	Number of Shares		Percent of Class Before Debt Exchange	Number of Shares		Percent of Class After Debt Exchange
TTG Apparel, LLC 287 Bowman Avenue Purchase, New York 10577	1,766,322	(2)	6.7%	1,766,322	(2)	5.0%
Tokarz Investments, LLC 287 Bowman Avenue Purchase, New York 10577	8,685,273	(2)(3)	32.5%	8,685,273	(2)(3)	24.6%
Fursa Alternative Strategies LLC, on behalf of certain funds and accounts affiliated with or managed by it or its affiliates 25 Smith Street Farmingdale, New York 11735	10,197,475	(4)	36.1%	18,742,955	(5)	51.0%
Thomas J. Lynch	590,000	(6)	2.2%	590,000	(6)	1.7%
Peter Cole	578,112	(7)	2.2%	578,112	(7)	1.6%
Thomas Rende	355,544	(8)	1.3%	355,544	(8)	1.0%
Linda LoRe	850,249	(9)	3.2%	850,249	(9)	2.4%
John L. Eisel	97,561	(10)	*	97,561	(10)	*
William F. Harley Fursa Alternative Strategies LLC 25 Smith Street Farmingdale, New York 11735	85,073	(11)	*	85,073	(11)	*
Michael A. Salberg	42,267	(12)	*	42,267	(12)	*

	Beneficial Ownership of Our Common Stock on February 5, 2010			Beneficial Ownership of Our Common Stock After the Debt Exchange and Preferred Stock Conversion (assuming a March 26, 2010 closing date)
Name and Address of Beneficial Owner(1)	Number of Shares		Percent of Class Before Debt Exchange	Number of Shares		Percent of Class After Debt Exchange
Joel M. Simon	78,738	(10)	*	78,738	(10)	*
Milton J. Walters	78,032	(13)	*	78,032	(13)	*
All directors and executive officers as a group (9 and 7 individuals, respectively)	2,755,576	(14)	10.0%	2,634,571	(15)	7.3%

*	Less than 1%.

(1)
Unless otherwise noted, the business address of each of (a) Thomas J. Lynch, Peter Cole, Thomas Rende, John L. Eisel, Michael A. Salberg, Joel M. Simon and Milton J. Walters is c/o Frederick’s of Hollywood Group Inc., 1115 Broadway, New York, New York 10010 and (b) Linda LoRe is c/o Frederick’s of Hollywood Group Inc., 6255 Sunset Boulevard, Sixth Floor, Hollywood, California 90028.

(2)
According to a Schedule 13D, dated January 28, 2008, and filed with the SEC on February 5, 2008, Michael T. Tokarz is the sole controlling person and manager of each of TTG Apparel, LLC and Tokarz Investments, LLC.

(3)	Includes 298,296 shares of common stock issuable upon exercise of currently exercisable warrants.

(4)
Includes (a) 298,296 shares of common stock issuable upon exercise of currently exercisable warrants and (b) 1,512,219 shares of common stock issuable upon conversion of 3,629,325 shares of Series A preferred stock.

(5)
Includes (a) 298,296 shares of common stock issuable upon exercise of currently exercisable warrants and (b) an aggregate of 8,557,700 shares of common stock to be issued or issuable upon the consummation of the transaction contemplated by the Exchange and Conversion Agreement as follows: (i) 6,800,765 shares of common stock upon the exchange of $14,081,600 of Tranche C debt, (ii) 1,756,935 shares of common stock upon the conversion of 3,629,325 shares of Series A preferred stock and $1,214,400 of accrued dividends and (d) 1,500,000 shares of common stock issuable upon exercise of warrants.

(6)
Includes (a) currently exercisable options to purchase 240,000 shares and (b) 100,000 shares of restricted stock, of which 50,000 shares are vested and 50,000 shares will vest on January 2, 2011.  Excludes options to purchase 120,000 shares that are not exercisable within 60 days of February 5, 2010.

(7)
Includes (a) 50,000 shares of common stock held by Performance Enhancement Partners, LLC and (b) currently exercisable options to purchase 162,500 shares of common stock granted to Performance Enhancement Partners, LLC. Peter Cole, as sole member of Performance Enhancement Partners, has voting and dispositive power over these shares.

(8)
Includes (a) currently exercisable options to purchase 196,250 shares, (b) 157,644 shares held jointly with Mr. Rende’s spouse and (c) 1,650 shares owned by Mr. Rende’s spouse. Excludes options to purchase 30,000 shares that are not exercisable within 60 days of February 5, 2010.

(9)
Includes (a) currently exercisable options to purchase 500,249 shares and (b) 200,000 shares of restricted stock, of which 100,000 shares are vested and 50,000 shares vest on each of December 31, 2010 and 2011.  Excludes options to purchase 85,113 shares that are not exercisable within 60 days of February 5, 2010.

(10)	Includes currently exercisable options to purchase 6,000 shares.

(11)
As Chief Investment Officer of Fursa Alternative Strategies LLC, William F. Harley exercises voting and dispositive power over shares beneficially owned by certain funds and accounts affiliated with, managed by, or over which Fursa or any of its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, described in Footnotes 4 and 5 above. Mr. Harley disclaims beneficial ownership of the shares described in Footnotes 4 and 5 above except to the extent of his pecuniary interest therein.

(12)	Represents (a) 36,267 shares owned by Mr. Salberg’s spouse and (b) currently exercisable options to purchase 6,000 shares.

(13)
Includes (a) 22,835 shares of common stock held by Sagebrush Group, Inc. and (b) currently exercisable options to purchase 26,718 shares.  Excludes options to purchase 4,452 shares that are not exercisable within 60 days of February 5, 2010.  Milton Walters, as the sole shareholder of Sagebrush Group, Inc. has voting and dispositive power over the shares held by Sagebrush Group, Inc.

(14)
Includes an aggregate of 1,143,717 shares that Thomas J. Lynch, Peter Cole, Thomas Rende, Linda LoRe, John L. Eisel, Michael A. Salberg, Joel M. Simon and Milton J. Walters have the right to acquire upon exercise of outstanding options that are exercisable within 60 days of February 5, 2010.

(15)
Includes an aggregate of 1,131,717 shares that Thomas J. Lynch, Peter Cole, Thomas Rende, Linda LoRe, John L. Eisel and Milton J. Walters have the right to acquire upon exercise of outstanding options that are exercisable within 60 days of February 5, 2010.

DIRECTOR ELECTION PROPOSAL

Our board of directors currently consists of nine members.  All directors hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualified.  In order to streamline our board of directors and improve its efficiency, our nominating and governance committee determined to recommend to our board of directors a slate of director nominees that reflects a reduction in the current size of the board from nine to six members.  Accordingly, the board of directors nominated Thomas J. Lynch, Linda LoRe, Peter Cole, John L. Eisel, William F. Harley and Milton J. Walters to serve as directors until the next Annual Meeting of Shareholders and until their successors have been elected and qualified.  Thomas Rende, Michael Salberg and Joel M. Simon, who are current directors, were not nominated for reelection.

The election of directors requires a plurality vote of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting.  “Plurality” means that the individuals who receive the highest number of votes cast “FOR” election are elected as directors.  Any shares not voted “FOR” a particular nominee (whether as a result of abstentions, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.

Unless authority is withheld, the proxies solicited by the board of directors will be voted “FOR” the election of these nominees.  In case any of the nominees becomes unavailable for election to the board of directors, an event which is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.  The six nominees for directors, their current positions, term of office and business background are set forth below.

Information Concerning Nominees for Directors

Name	Age	Position	Director Since
Thomas J. Lynch	41	Chairman and Chief Executive Officer	2008
Linda LoRe	56	President and Director	2008
Peter Cole	61	Director	2004
John L. Eisel(1)(3)	61	Director	2004
William F. Harley(3)	46	Director	2008
Milton J. Walters(1)(2)(3)	67	Director	2008

(1)           Member of the Audit Committee
(2)           Member of the Compensation Committee
(3)           Member of the Nominating and Governance Committee

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

Thomas J. Lynch became our Chief Executive Officer in January 2009 and our Chairman of the Board in May 2009 and has been a member of our board of directors since the completion of the merger in January 2008.  From February 2007 to December 2008, he served as Chief Executive Officer of Fursa Alternative Strategies LLC.  From July 2006 to January 2007, Mr. Lynch was a Managing Director at UBS, an investment bank and global asset management business.  From August 2000 to May 2006, Mr. Lynch was Managing Director and Senior Vice-President of Mellon Asset Management. Mr. Lynch was a member of the Mellon Asset Management Senior Management Committee and was a thought leader in global distribution strategies and strategic planning.  Mr. Lynch had direct management responsibility for a $356 billion (Assets Under Management) institutional asset management business.  From 1995 to 2000, Mr. Lynch was Northeast Regional Vice President for Fortis Inc. and was responsible for strategic management, training, marketing and thought leadership.  From 1990 to 1995, Mr. Lynch was employed by Phoenix Inc. and The Paul Revere Insurance Group serving in various strategic and management roles.  Mr. Lynch is a former board member of The Massachusetts Society for the Prevention of Cruelty to Children. Mr. Lynch received a B.A. degree from St. Anselm College and attended The Brandeis University International Business School.

Linda LoRe has served as our President since February 2009, as President and Chief Executive Officer of the retail division and a member of our board of directors since the completion of the merger in January 2008, and as President and Chief Executive Officer of FOH Holdings since July 1999.  From 1991 to 1999, Ms. LoRe was President and Chief Executive Officer of Giorgio Beverly Hills.  Ms. LoRe has 36 years of experience in retail and wholesale including 19 years as a chief executive officer.  Ms. LoRe has been a member of the board of directors of FOH Holdings since October 1998 and of its subsidiaries since 1999.  Ms. LoRe also is a member of the Trusteeship of the International Women’s Forum, for which she previously served on the Board, The Women’s Leadership Board for the Kennedy School of Government at Harvard University, the Board of Advisors for the Fashion Institute of Design Merchandising (FIDM) and the United States Air Force, as its Entertainment and Industry Liaison emeritus.  In addition, Ms. LoRe is the founding board member of the Youth Mentoring Connection, which serves at-risk youth in Southern California. Ms. LoRe attended California State University at Long Beach.

Peter Cole has served as a member of our board of directors since April 2004 and was our Executive Chairman from January 2008 to May 2009.  From January 2007 to January 2008, he served as the lead Movie Star director to facilitate the timely and successful completion of our merger with FOH Holdings.  Since October 2005, Mr. Cole has been the managing member of Performance Enhancement Partners, LLC, a private consulting firm that he founded.  From April 2001 through July 2005, Mr. Cole served as Chairman of the Board and Chief Executive Officer of Qwiz, Inc., a leading provider of pre-employment competency assessment solutions and training needs analysis.  Prior to joining Qwiz, Inc., Mr. Cole was a Managing Director at Citibank, where he was responsible for one of its global capital markets businesses.  At both Qwiz and Citibank, Mr. Cole successfully integrated acquired companies into existing core businesses.  Mr. Cole serves as a director and member of the audit committee of Qwiz Holdings, LLC.  Mr. Cole received a B.A. degree in economics from the University of Vermont.

John L. Eisel has been a member of our board of directors since April 2004.  Since 1980, Mr. Eisel has been a partner at Wildman, Harrold, Allen & Dixon LLP, a law firm located in Chicago, Illinois that he joined in 1975.  Mr. Eisel’s primary areas of practice are mergers and acquisitions and securities regulation and he is a member of his firm’s Executive Committee.  Mr. Eisel received a B.S. degree in accounting and a J.D. degree from the University of Illinois.

William F. “Mickey” Harley, III has been a member of our board of directors since the completion of the merger in January 2008.  Mr. Harley is President and Chief Investment Officer of Fursa, which he co-founded in April 1999 (as HBV Capital Management, LLC) and then sold to Mellon Financial Corporation in July 2002 (at which time it was re-named Mellon HBV Alternative Strategies LLC). Mr. Harley served as Chief Investment Officer and Chief Executive Officer of Fursa from July 2002 until he purchased it from Mellon in December 2006.  Mr. Harley is principally responsible for Fursa’s investment decisions.  From June 1996 to April 1999, Mr. Harley was the Head of Research at Milton Partners, L.P. (“Milton”), a hedge fund manager specializing in arbitrage funds. Before joining Milton, Mr. Harley was a Vice President and Director of Allen & Company, where he was responsible for the day-to-day management and investment strategies of the arbitrage department.  From January 2003 to April 2006, Mr. Harley served as a director of FOH Holdings.  He was reappointed as a director of FOH Holdings in April 2007.  Mr. Harley also currently serves on the board of directors of Xemplar Energy Corporation (TSX Venture: XE) and J.L. French Automotive Castings, Inc. and previously served on the board of directors of Metromedia International Group, Inc., Integral Systems, Inc., Coastal Greenland Limited and Interboro Insurance.  Mr. Harley received a Masters degree in public and private management from Yale University’s School of Management and a B.S. degree in chemical engineering and a B.A. degree in economics from Yale University.

Milton J. Walters has been a member of our board of directors since the completion of the merger in January 2008.  Since August 1999, he has been the President and Chief Executive Officer of Tri-River Capital, an investment banking financial management and valuation service provider which he founded.  Mr. Walters has been a director of FOH Holdings since January 2003.  Mr. Walters is also a director of DecisionOne and Sun Healthcare Group (NASDAQ: SUNH).  He has more than 40 years of investment banking experience including AG Becker and its successor Warburg Paribas Becker (1965-1984), Smith Barney (1984-1988), Prudential Securities (1997-1999) and Tri-River Capital (1988-1997 and 1999 to present).  Mr. Walters is a member of the Economics Club of New York and the National Association of Corporate Directors.  He is a former Trustee of Hamilton College and Friends Academy.  Mr. Walters received an A.B. degree from Hamilton College.

Meetings and Committees of the Board of Directors

During the year ended July 25, 2009, our board of directors met nine times and acted by unanimous written consent on nine occasions.  All of our directors attended the 2009 Annual Meeting of Shareholders.  Although we do not have a formal policy regarding director attendance at annual shareholder meetings, we attempt to schedule annual meetings so that all directors can attend.  In addition, we expect our directors to attend all board meetings and the meetings of the committees of the board upon which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.  No member of the board of directors attended fewer than 75% of the total number of meetings of the board and committees upon which they served during fiscal year 2009.  We have standing audit, compensation and nominating and governance committees.  We also had an indemnity claims committee comprised of Joel M. Simon and Milton J. Walters (co-chairmen), which was responsible for making determinations regarding pursuing and responding to indemnification claims under our merger agreement with FOH Holdings.  Following the expiration of the indemnification period under the merger agreement on July 28, 2009 and the release of the shares held in escrow to cover indemnification obligations on August 12, 2009, the term of the indemnity claims committee expired.

Independence of Directors

As our common stock is listed on the NYSE Amex, we are subject to the rules of this exchange applicable to determining whether a director is independent.  The board of directors also consults with our counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors.  The NYSE Amex listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.  As a “smaller reporting company,” the exchange requires that at least 50% of the board of directors be considered independent, as determined by the board. Consistent with these considerations, the board of directors affirmatively has determined that Messrs. Eisel, Harley and Walters will be our independent directors for 2010.  Mr. Lynch and Ms. LoRe are not independent because they are current employees.  Mr. Cole is not independent because he served as an executive officer during fiscal year 2009.

Code of Ethics

In August 2008, the board of directors adopted an amended and restated code of ethics that applies to our directors, officers and employees as well as those of our subsidiaries.  The code of ethics was filed with the SEC on August 21, 2008 as Exhibit 14 to our Current Report on Form 8-K, dated August 15, 2008.  Our code of ethics can be found on our corporate website at www.fohgroup.com.  In addition, requests for copies of the code of ethics should be sent in writing to Frederick’s of Hollywood Group Inc., 1115 Broadway, New York, New York 10010, Attention: Corporate Secretary.

Compensation Committee Information

Our compensation committee is currently comprised of Michael Salberg (chairman), Joel M. Simon and Milton J. Walters, each an independent director under the NYSE Amex listing standards.  Following the Annual Meeting, the compensation committee will be comprised of William F. Harley (chairman), John L. Eisel and Milton J. Walters.  During the fiscal year ended July 25, 2009, the compensation committee met once and acted by unanimous consent on one occasion.  The responsibilities of the compensation committee include:

•	Establishing the general compensation policy for our executive officers, including the chief executive officer;

•	Administering our equity compensation plans; and

•	Determining who participates in each of these plans, establishing performance goals and target payouts, and determining specific grants and bonus awards to participants.

Nominating and Governance Committee Information

General

Our nominating and governance committee, which held one meeting during fiscal year 2009, is currently comprised of Milton J. Walters (chairman), John L. Eisel and William F. Harley, each an independent director under the NYSE Amex listing standards.  Following the Annual Meeting, Mr. Eisel will become chairman of this committee.  The nominating and governance committee is responsible for overseeing the selection of persons to be nominated to serve on the board of directors.  The nominating and governance committee considers persons identified by its members, management, shareholders, investment bankers and others.  There have been no material changes to the procedures by which security holders may recommend nominees to the board.

In August 2008, the board of directors adopted an amended and restated nominating and governance committee charter, which includes guidelines for selecting nominees and a method by which shareholders may propose to the nominating committee candidates for selection as nominees for directors.  Our amended and restated nominating and governance committee charter and guidelines can be found on our corporate website at www.fohgroup.com.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment.  The nominating and governance committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests.  The nominating and governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time.  The nominating and governance committee does not distinguish among nominees recommended by shareholders and other persons.

Procedure for Shareholders to Recommend Director Candidates

Shareholders and others who wish to recommend candidates to the nominating and governance committee for consideration as directors must submit their written recommendations to the nominating committee and include all of the information described in the section “Shareholder Proposals and Nominations.”

Audit Committee Information and Report

General

Our audit committee, which met six times during fiscal year 2009 and acted by unanimous consent on one occasion, consists of Joel M. Simon (chairman), John L. Eisel and Milton J. Walters, each an independent director under the NYSE Amex listing standards.  Following the Annual Meeting, the audit committee will be comprised of Milton J. Walters (chairman) and John L. Eisel.  As required by the NYSE Amex, since we are a “smaller reporting company,” our audit committee is comprised of at least two independent directors who are also “financially literate.”  The NYSE Amex standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

Financial Expert on Audit Committee

We must certify to the NYSE Amex that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that John L Eisel and Milton J. Walters both satisfy the NYSE Amex’s definition of financial sophistication and also both qualify as “audit committee financial experts,” as defined under the rules and regulations of the SEC.

Audit Committee Pre-Approval Policies and Procedures

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, before we engage our independent registered public accounting firm to render audit or permitted non-audit services, the engagement is approved by the audit committee.  The audit committee approved all of the fees referred to in the section below entitled “Principal Accountant Fees” for fiscal year 2009.

Principal Accountant Fees

On January 5, 2009, we were notified that, effective December 31, 2008, the shareholders of Mahoney Cohen & Company, CPA, P.C. (“Mahoney Cohen”) became shareholders of Mayer Hoffman McCann P.C. pursuant to an asset purchase agreement and that Mahoney Cohen resigned as our independent registered public accounting firm.  The New York practice of Mayer Hoffman McCann P.C. now operates under the name MHM Mahoney Cohen CPAs (“MHM”).  In January 2009, the audit committee engaged MHM as our independent registered public accounting firm.  Deloitte & Touche LLP (“Deloitte & Touche”) served as FOH Holdings’ independent registered public accounting firm for the partial year period from July 29, 2007 until February 26, 2008.

The following table summarizes the aggregate fees (rounded to the nearest $1,000) billed to us for professional services for the year ended July 25, 2009 and for the period January 28, 2008 (the closing date of the merger) through July 26, 2008, and billed to FOH Holdings for the period July 29, 2007 through January 28, 2008:

	Years Ended,
	July 25, 2009		July 26, 2008
Audit Fees	$415,000	(1)	$1,161,000	(2)
Audit Related Fees	21,000	(3)	506,000	(4)
Tax Fees	115,000	(5)	284,000	(6)
	$551,000		$1,951,000

(1)
Represents the aggregate fees billed by MHM and Mahoney Cohen for professional services rendered in connection with the audit of our consolidated financial statements, and review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q.

(2)
Represents the aggregate fees billed by Deloitte & Touche for professional services rendered in connection with the audit of our consolidated financial statements, and review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, except for $214,000, which was billed by Mahoney Cohen for these same services in fiscal year 2008.

(3)	Represents the aggregate fees billed by MHM and Mahoney Cohen in connection with their reviews of various SEC filings and employee benefit plan audits.

(4)	Represents fees billed by Deloitte & Touche in connection with our registration statement and proxy statement filings.

(5)	Represents the aggregate fees billed by MHM and Mahoney Cohen for professional services rendered for tax compliance, tax advice and tax planning.

(6)	Represents the aggregate fees billed by Deloitte & Touche for professional services rendered for tax compliance, tax advice and tax planning.

The following table summarizes the aggregate fees (rounded to the nearest $1,000) billed to Movie Star for the seven month period ended January 28, 2008 for professional services rendered by Mahoney Cohen:

Seven Months Ended January 28, 2008
Audit Fees(1)	$80,000
Audit Related Fees(2)	74,000
Tax Fees(3)	8,000
$162,000

(1)
Represents the aggregate fees billed by Mahoney Cohen for professional services rendered in connection with the audit of Movie Star’s consolidated financial statements, and review of the consolidated financial statements included in its Quarterly Reports on Form 10-Q.

(2)	Represents the aggregate fees billed by Mahoney Cohen in connection with their reviews of various SEC filings and employee benefit plan audits.

(3)	Represents the aggregate fees billed by Mahoney Cohen for professional services rendered for tax compliance, tax advice and tax planning.

Audit Committee Report for the Fiscal Year Ended July 25, 2009

The audit committee reviews the Company’s financial reporting process on behalf of the board of directors.  Management has the primary responsibility for the financial statements and reporting process.  The independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion on the fairness of the audited financial statements based on the audit conducted in accordance with the standards of the Public Company Accounting Oversight Board.

In this context, the audit committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  The independent registered public accounting firm also provided the audit committee with the written disclosures required by PCAOB Rule 3526, “Communication with Audit Committee Concerning Independence” and the audit committee discussed with the independent registered public accounting firm and management the auditor’s independence, including with regard to fees for services rendered during the fiscal year and all other professional services rendered by the independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended July 25, 2009, for filing with the Securities and Exchange Commission.

Audit Committee
Joel M. Simon
John L. Eisel
Milton J. Walters

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table sets forth the compensation paid to or earned by each of the named executive officers for the years ended July 25, 2009 and July 26, 2008:

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)

Thomas J. Lynch	2009	336,923	(3)	-		9,913	(4)	46,323	14,514	(5)	407,673
Chairman and CEO	2008	-		-		-		-	-		-

Linda LoRe	2009	650,000		-		247,399	(7)	144,652	41,088	(5)	1,083,139
President	2008	650,000		225,000	(6)	154,624	(7)	159,497	61,144	(8)	1,250,265

Thomas Rende(2)	2009	340,000		-		-		51,523	24,492	(5)	416,015
SVP and CFO	2008	312,014	(9)	75,000	(10)	75,000	(11)	178,186	28,725	(8)	668,925

Peter Cole(2)	2009	416,666	(12)	-		-		16,346	-		433,012
Former Executive	2008	500,000	(13)	-		155,000	(14)	266,139	-		921,139
Chairman

(1)
Represents the dollar amount recognized for financial statement reporting purposes during the years ended July 25, 2009 and July 26, 2008, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”), except that, pursuant to the rules of the SEC relating to executive compensation disclosure, the amounts exclude the impact of estimated forfeitures related to service-based vesting conditions.  Assumptions used in the calculation of these amounts are disclosed in Note 12 to our audited consolidated financial statements for the year ended July 25, 2009 contained in our Annual Report on Form 10-K filed with the SEC on October 23, 2009.

(2)
Mr. Cole served as a consultant to, and Mr. Rende was employed by, Movie Star prior to the merger.  Their compensation for the period from July 29, 2007 to January 28, 2008 (the closing date of the merger) has been included in this table, but is not included in the Company’s consolidated financial statements for the year ended July 26, 2008.

(3)	Represents salary paid to Mr. Lynch in accordance with the terms of his employment agreement from the commencement of his employment on January 2, 2009 to July 25, 2009.

(4)
Represents stock-based compensation expense, as computed in accordance with ASC 718, recorded during the year ended July 25, 2009 relating to 100,000 shares of restricted stock issued to Mr. Lynch on January 29, 2009 under the Company’s 2000 Performance Equity Plan.

(5)	Represents payments that we made in fiscal year 2009 for the named executive officers as follows:

Named Executive Officer	Life Insurance	Long Term Disability Insurance	Group Health Insurance	Automobile Expenses	Matching Contribution Under the 401(k) Plan	Total
Thomas J. Lynch	-	313	5,451	8,750	-	14,514
Linda LoRe	10,550	1,070	11,843	15,000	2,625	41,088
Thomas Rende	2,680	992	16,920	3,900	-	24,492

(6)	In accordance with the terms of her equity incentive agreement, Ms. LoRe received a cash bonus payment of $225,000 upon the consummation of the merger.

(7)
Represents stock-based compensation expense, as computed in accordance with ASC 718, recorded during the years ended July 25, 2009 and July 26, 2008 relating to 200,000 shares of common stock issued to Ms. LoRe upon the consummation of the merger.  100,000 of these shares vested on December 31, 2009, 50,000 shares vest on December 31, 2010, and the remaining 50,000 shares vest on December 31, 2011.

(8)	Represents payments that we made in fiscal year 2008 for the named executive officers as follows:

Named Executive Officer	Life Insurance	Long Term Disability Insurance	Group Health Insurance	Automobile Expenses	Matching Contribution Under the 401(k) Plan	Total
Linda LoRe	24,675	1,751	13,463	15,000	6,255	61,144
Thomas Rende	2,680	3,225	17,715	1,940	3,165	28,725

(9)	In accordance with Mr. Rende’s amended and restated employment agreement dated January 24, 2008, his annual base salary increased from $240,000 to $340,000 effective November 30, 2007.

(10)	In accordance with the terms of his employment agreement, Mr. Rende received a cash bonus payment of $75,000 upon the consummation of the merger.

(11)
Represents stock-based compensation expense, as computed in accordance with ASC 718, recorded during the year ended July 26, 2008 relating to 24,194 fully vested shares issued to Mr. Rende upon the consummation of the merger under the Company’s 2000 Performance Equity Plan.

(12)
In accordance with the terms of its amended consulting agreement, Performance Enhancement Partners, LLC was to receive an annual consulting fee of $400,000 plus an additional consulting fee of $100,000.  Effective May 23, 2009, the consulting agreement was terminated and these amounts were pro-rated to reflect a partial year of service.  Mr. Cole is the sole member of Performance Enhancement Partners, LLC.

(13)	In accordance with the terms of its consulting agreement, Performance Enhancement Partners, LLC received an annual consulting fee of $400,000 plus an additional consulting fee of $100,000.

(14)
Represents stock-based compensation expense, as computed in accordance with ASC 718, recorded during the year ended July 26, 2008 relating to 50,000 fully vested shares of common stock issued to Performance Enhancement Partners, LLC upon the consummation of the merger under the Company’s 2000 Performance Equity Plan.

Compensation Arrangements for Executive Officers

Thomas J. Lynch

On January 29, 2009, we entered into an employment agreement with Thomas J. Lynch, which provides for Mr. Lynch to be employed as our Chief Executive Officer for a two year term until January 2, 2011 at a base salary of $600,000 per year.  Pursuant to the terms of the employment agreement, in addition to his base salary, Mr. Lynch is eligible to receive, for the years ending July 31, 2010 and July 30, 2011, an annual performance bonus equal to 65% of his base salary based on achieving certain targeted performance goals determined by the compensation committee after consultation with him.  The bonus for the year ending July 31, 2011 will be prorated for the partial year.  No performance bonus was required to be paid to Mr. Lynch for the year ended July 25, 2009.

In addition to his base salary, on January 29, 2009, we granted Mr. Lynch a ten-year, non-qualified option to purchase 360,000 shares of common stock under our 1988 Non-Qualified Stock Option Plan at an exercise price of $0.38 per share.  120,000 option shares vested immediately, 120,000 shares vested on January 2, 2010 and the remaining 120,000 shares will vest on January 2, 2011.

Additionally, on January 29, 2009, we issued Mr. Lynch 100,000 shares of restricted stock.  50,000 shares vested on January 2, 2010 as a result of Mr. Lynch completing the required purchase of 250,000 shares of common stock in the open market in accordance with the terms of a 10b5-1 trading plan that he entered into on July 10, 2009. The remaining 50,000 shares will vest on January 2, 2011 provided that Mr. Lynch is employed by us.

The employment agreement provides that if, during the employment term, we terminate Mr. Lynch without “cause” or he terminates his employment for “good reason” (as such terms are defined in the employment agreement), we will be required to pay to him (i) his base salary for eight months from the date of termination if such date is prior to the end of the employment term and (ii) his annual performance bonus, pro-rated to the date of termination.  In addition, the portion of the stock option that would otherwise have vested within the one-year period following termination will immediately vest and the restricted stock would continue to vest as scheduled.

Mr. Lynch’s employment agreement also provides for us to pay the premiums on a life insurance policy for him providing a death benefit of $1,500,000 to Mr. Lynch’s designated beneficiary and a disability insurance policy for Mr. Lynch providing a non-taxable benefit of at least $10,000 per month payable to Mr. Lynch in the event of his disability.  Under the employment agreement, Mr. Lynch is prohibited from disclosing confidential information about us and employing or soliciting any of our current employees to leave us during his employment and for a period of one year thereafter.  The employment agreement does not contain any change of control provisions.

Linda LoRe

On January 28, 2008, the closing date of the merger, we and FOH Holdings entered into an employment agreement with Linda LoRe for an initial three year term from August 1, 2007 to August 1, 2010, pursuant to which she serves as the President and Chief Executive Officer of the retail division and a director of our company.  In February 2009, Ms. LoRe was promoted and now also serves as our President.  Her employment agreement was not amended in connection with the promotion.  The employment agreement will automatically be extended for additional one-year periods unless earlier terminated or either we or Ms. LoRe give the other notice of our or her intent to terminate at least three months prior to the end of the initial term or any renewal period.  It is intended that the employment term will not exceed an aggregate of seven years.  The employment agreement provides for a base salary of $650,000 per year, to be reviewed annually for possible increases at the board’s discretion.  The employment agreement also provides for an annual performance bonus up to 50% of her base salary based on achieving certain targeted performance goals to be determined by the compensation committee after consultation with Ms. LoRe.  No performance bonus was paid to Ms. LoRe for the years ended July 26, 2008 and July 25, 2009 because no bonus plan was in effect for those fiscal years.

The employment agreement provides for us to pay the premiums on a life insurance policy for Ms. LoRe providing a death benefit of $3,000,000 to her designated beneficiary and a disability insurance policy for Ms. LoRe providing a benefit of 60% of Ms. LoRe’s monthly base salary payable to her in the event of her disability.  Ms. LoRe is also entitled to participate in welfare benefit plans maintained for our executive officers.  Ms. LoRe is prohibited from disclosing confidential information about us or any of our subsidiaries and employing or soliciting any of our current employees to leave the company during her employment and for a period of two years thereafter.

On January 28, 2008, the closing date of the merger, the equity incentive agreement, dated December 14, 2007, between FOH Holdings and Ms. LoRe became effective, pursuant to which Ms. LoRe (i) was granted an option under the Amended and Restated 2003 Employee Equity Incentive Plan (“2003 Plan”) to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $3.10 per share (the last sale price of our common stock on the closing date of the merger).  25,000 shares vested on the closing date and the remaining shares vest in three equal annual installments of 25,000 shares and will expire ten years after the grant date, (ii) was issued an aggregate of 200,000 shares of our restricted common stock, 100,000 shares of which vested on December 31, 2009, 50,000 shares will vest on December 31, 2010 and the remaining 50,000 shares will vest on December 31, 2011 and (iii) received a $225,000 cash bonus.

We currently have a key person insurance policy on the life of Ms. LoRe in the amount of $5.0 million under which we are the beneficiary.

Thomas Rende

On January 24, 2008, we entered into an employment agreement with Thomas Rende, which became effective on January 28, 2008, the closing date of the merger.  The employment agreement provides for Mr. Rende to be employed as our Senior Vice President and Chief Financial Officer until December 31, 2009 at a base salary of $340,000 per year.  We are currently in negotiations with Mr. Rende regarding an extension of his employment agreement.  He is currently being compensated under the terms set forth herein.  Pursuant to the terms of the employment agreement, upon the completion of the merger, Mr. Rende received a bonus equal to (a) $75,000 in cash and (b) 24,194 shares of common stock, which represents $75,000 divided by $3.10, the last sale price of a share of our common stock on the closing date of the merger.  Mr. Rende was eligible to receive, for the fiscal years ended July 26, 2008 and July 25, 2009, and is eligible to receive for the year ending July 31, 2010, an annual performance bonus equal to 35% of his base salary based on achieving certain targeted performance goals determined by the compensation committee after consultation with him.  The bonus for the year ending July 31, 2010 will be prorated for the partial year.  No performance bonus was paid to Mr. Rende for the years ended July 26, 2008 and July 25, 2009 because no bonus plan was in effect for those fiscal years.

The employment agreement provides for us to pay the premiums on a life insurance policy for Mr. Rende providing a death benefit of $1,000,000 to his designated beneficiary and a disability insurance policy for Mr. Rende providing a non-taxable benefit of at least $7,500 per month payable to him in the event of his disability.  Mr. Rende is also entitled to participate in our group medical insurance and Retired Senior Executive Medical Plan.  Under the employment agreement, Mr. Rende is prohibited from disclosing confidential information about us and employing or soliciting any of our current employees to leave us during his employment and for a period of one year thereafter. The employment agreement does not contain any change of control provisions.

Peter Cole

On April 9, 2007, we entered into a consulting agreement with Performance Enhancement Partners, LLC, pursuant to which Performance Enhancement Partners provided us with the personal services of Peter Cole to act as the lead member of our Board of Directors to facilitate the consummation of the merger and to serve as our Executive Chairman following the merger.  On October 22, 2008, the consulting agreement was amended to extend the consulting agreement for an additional six-month period from January 27, 2009 to July 25, 2009 unless earlier terminated upon 30 days’ prior written notice.  Effective May 23, 2009, the consulting agreement was terminated.

Pursuant to the amended consulting agreement, Performance Enhancement Partners received a consulting fee at the annual rate of $400,000, payable in four equal quarterly installments in arrears and prorated for the ten-month period during the year ended July 25, 2009 in which Mr. Cole served as Executive Chairman.  The agreement also provided for Performance Enhancement Partners to receive an additional annual consulting fee of $100,000, which also was prorated for the ten-month period during fiscal year 2009 in which Mr. Cole served as Executive Chairman.

On January 28, 2008, the closing date of the merger, we (i) issued to Performance Enhancement Partners 50,000 shares of our common stock under the 2000 Performance Equity Plan and (ii) granted to Performance Enhancement Partners a five-year non-qualified option to purchase 137,500 shares of our common stock under the 2000 Performance Equity Plan at an exercise price of $3.10 per share, the last sale price of our common stock on the closing date of the merger. 87,500 of the shares underlying the option vested on the grant date and 50,000 shares vested on July 26, 2008.  On July 28, 2008, the commencement date of the first extension period of the consulting agreement, we granted Performance Enhancement Partners a five-year non-qualified option to purchase 25,000 shares of our common stock under the 2000 Performance Equity Plan at an exercise price of $0.96 per share, the last sale price of our common stock on the grant date, which vested on January 26, 2009.  On January 27, 2009, the commencement date of the second extension period of the consulting agreement, we granted Performance Enhancement Partners a five-year non-qualified option to purchase 25,000 shares of our common stock at an exercise price of $0.37 per share, the last sale price of our common stock on the grant date.  These shares were to vest in six equal monthly installments commencing on the one-month anniversary of the commencement date of the second extension period.  Upon the termination of the consulting agreement on May 23, 2009, 16,668 shares were vested and the remaining unvested portion expired.  On June 8, 2009, Performance Enhancement Partners, LLC exercised these options.

Grants of Plan-Based Awards

The following table sets forth information regarding awards to the named executive officers under our equity compensation plans during the year ended July 25, 2009.  There can be no assurance that the grant date fair value of the stock and option awards will ever be realized by the individual.  The amount of these awards that was expensed is included in the Summary Compensation Table:

Name	Grant Date	Number of Shares of Stock (#)		Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Exercise Price of Option Awards on the Grant Date ($/sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Thomas J. Lynch	1/29/09	100,000	(3)	-		-	-	38,000
	1/29/09	-		360,000	(4)	.38	.38	91,323

Peter Cole	1/28/09	-		25,000	(5)	.37	.37	5,198
	7/28/08	-		25,000	(6)	.96	.96	12,880

(1)	Represents the closing price of our common stock on the date of grant.

(2)
The fair value of the stock and option awards was calculated using the Black-Scholes option-pricing model with the following weighted-average assumptions used for each grant: risk-free interest rate 2.33%; expected life of 6.8 years; expected volatility 68.4% and expected dividends of zero.  The fair value generated by the Black-Scholes model may not be indicative of the future benefit, if any, that may be received by the holder.

We account for our stock-based employee compensation arrangements under ASC 718, which requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements.

(3)
Represents shares of restricted common stock issued to Mr. Lynch in accordance with the terms of his employment agreement with the Company.  50,000 shares vested on January 2, 2010 as a result of Mr. Lynch completing the required purchase of 250,000 shares of common stock in the open market in accordance with the terms of a 10b5-1 trading plan that he entered into on July 10, 2009. The remaining 50,000 shares will vest on January 2, 2011 provided that Mr. Lynch is employed by us.

(4)
Represents shares issuable upon exercise of an option granted to Mr. Lynch in accordance with the terms of his employment agreement with the Company.  120,000 shares vested immediately, 120,000 shares vested on January 2, 2010 and the remaining 120,000 shares vest on January 2, 2011.

(5)
Represents shares issuable upon exercise of an option granted to Performance Enhancement Partners, LLC in accordance with the terms of the consulting agreement with the Company to provide the services of Peter Cole, our former Executive Chairman and the sole member of Performance Enhancement Partners, LLC.  These shares were to vest in six equal monthly installments commencing on the one-month anniversary of the grant date.  Upon the termination of the consulting agreement on May 23, 2009, 16,668 shares were vested and the remaining unvested portion expired.  On June 8, 2009, Performance Enhancement Partners, LLC exercised these options.

(6)
Represents shares issuable upon exercise of an option granted to Performance Enhancement Partners, LLC in accordance with the terms of the consulting agreement described in footnote (5) above.  These shares vested on January 26, 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding option awards as of July 25, 2009 for each of the named executive officers:

	Option Awards
Name	Number of Securities Underlying Unexercised Exercisable Options (#)	Number of Securities Underlying Unexercised Un-exercisable Options (#)		Option Exercise Price ($)	Option Expiration Date
Thomas J. Lynch	120,000	240,000	(1)	.38	1/28/2019

Linda LoRe	244,907	-		1.90	12/1/2013
	120,228	120,227	(2)	2.46	12/7/2016
	50,000	50,000	(2)	3.10	1/27/2018

Thomas Rende	17,500	-		2.125	02/21/10
	17,500	-		1.375	02/21/10
	30,000	7,500	(3)	2.90	12/9/14
	30,000	45,000	(4)	2.00	10/12/16
	78,750	-		3.10	1/27/2015

Peter Cole	137,500	-		3.10	1/27/2013
	25,000	-		.96	7/27/2013

(1)	These options vest in two equal annual installments beginning on January 2, 2010.

(2)	These options vest in two equal annual installments beginning on January 29, 2010.

(3)	These options vested on December 9, 2009.

(4)	These options vest in three equal annual installments beginning on October 13, 2009.

Option Exercises and Stock Vested in Fiscal Year 2009

The following table summarizes the option exercises and vesting of stock awards during the year ended July 25, 2009 for each named executive officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas J Lynch	-	-	-	-
Linda LoRe	-	-	-	-
Thomas Rende	-	-	-	-
Peter Cole	16,668	6,000	-	-

(1)
For each option exercised, the value realized upon exercise represents the closing price of our common stock of $0.73 on June 8, 2009, the date the option was exercised, less the option exercise price of $0.37, multiplied by the number of shares underlying the option exercised.

Potential Termination or Change of Control Payments

Each of our named executive officers has an employment agreement with us that provides for the following potential payments in the event of their termination.  Unless otherwise indicated, all such payments will be paid in accordance with our normal payroll procedures.  Of the named executive officers, only Linda LoRe’s employment agreement contains a change of control provision.

Thomas J. Lynch

Payment Upon Death or Disability. In the event of death or termination due to “disability” (as defined in his employment agreement), Mr. Lynch, or his designated beneficiary, as the case may be, will be entitled to receive:

•	base salary through the date of death or disability;

•
any non-equity incentive compensation that would have become payable for the year in which the employment was terminated, pro-rated for the number of months worked during the fiscal year of termination;

•	all valid business expense reimbursements; and

•	all accrued but unused vacation pay.

In addition, in the case of death, his beneficiary will be entitled to receive proceeds from a company-paid life insurance policy provided to him in his name.  We also maintain a long-term disability insurance policy for Mr. Lynch, which will provide a non-taxable benefit of at least $10,000 per month, payable to him.

Payment Upon Involuntary Termination Without Cause or Resignation for Good Reason. If Mr. Lynch terminates his employment for “good reason” (as defined in his employment agreement) or is terminated by us without “cause” (as defined in his employment agreement), he will be entitled to receive the following:

•	base salary for eight months from the date of termination;

•
any non-equity incentive compensation that would have become payable for the year in which the employment was terminated, pro-rated for the number of months worked during the fiscal year of termination;

•	all valid business expense reimbursements; and

•	all accrued but unused vacation pay.

In addition, the portion of the stock option that would otherwise have vested within the one-year period following termination will immediately vest and the restricted stock will continue to vest as scheduled, provided that the stock purchase requirement is met.  To the extent necessary to comply with Internal Revenue Code Section 409A, all cash amounts due may be paid in a lump-sum cash payment on the six-month anniversary of the date of termination of employment.

Linda LoRe

Payment Upon Death or Disability. In the event of death or termination due to “disability” (as defined in her employment agreement), Ms. LoRe, or her designated beneficiary, as the case may be, will be entitled to receive:

•	base salary through the date of death or disability;

•	any non-equity incentive compensation that would have become payable for the year in which the employment was terminated, pro-rated for the number of days worked during the fiscal year of termination;

•	all valid business expense reimbursements; and

•	all accrued but unused vacation pay.

In addition, in the case of death, her beneficiary will be entitled to receive $3,000,000 from a company-paid life insurance policy.  We also maintain a long-term disability insurance policy for Ms. LoRe, which will provide a benefit of 60% of Ms. LoRe’s monthly base salary, payable to her.

Payment Upon Involuntary Termination Without Cause or Resignation for Good Reason. If Ms. LoRe terminates her employment for “good reason” (as defined in her employment agreement) or is terminated by us without “cause” (as defined in her employment agreement), she will be entitled to receive the following:

•	base salary through the date of termination;

•
an amount equal to 1.25 times her base salary in effect on the termination date, payable no later than 45 days after the termination date; provided that to the extent necessary to avoid noncompliance with Internal Revenue Code Section 409A, such amount may be placed in an interest bearing escrow account and the deposited amount paid in full to Ms. LoRe six months after the termination date.

•	any non-equity incentive compensation that would have become payable for the year in which the employment was terminated, pro-rated for the number of days worked during the fiscal year of termination;

•	company-paid continuation of medical coverage for eighteen months after the termination date;

•
any unpaid vested benefits and other amounts or benefits Ms. LoRe is eligible to receive as of the termination date under any plan, contract or agreement with us to which Ms. LoRe is a party at such time as required under the applicable plan, contract or agreement.

•	all valid business expense reimbursements; and

•	all accrued but unused vacation pay.

Payment Upon a Change in Control. If there is a “change in control” (as defined in her employment agreement) during the employment term and Ms. LoRe terminates her employment for “good reason” or is terminated without “cause” within eighteen months following the change in control, she will be entitled to receive what she would have been entitled to receive upon a termination for good reason or without cause as described above, except that she would be entitled to receive an amount equal to 1.75 times her base salary instead of 1.25 times her base salary, plus a bonus equal to the targeted performance bonus in effect on the date of termination.  In addition, all outstanding stock options, restricted stock and other equity awards under any of our equity incentive plans will immediately vest and become fully exercisable.

Thomas Rende

Payment Upon Death or Disability. In the event of death or termination due to “disability” (as defined in his employment agreement), Mr. Rende, or his designated beneficiary, as the case may be, will be entitled to receive:

•	base salary through the date of death or disability;

•
any non-equity incentive compensation that would have become payable for the year in which the employment was terminated, pro-rated for the number of months worked during the fiscal year of termination;

•	all valid business expense reimbursements; and

•	all accrued but unused vacation pay.

In addition, in the case of death, his beneficiary will be entitled to receive proceeds from a company-paid life insurance policy provided to him in his name.  We also maintain a long-term disability insurance policy for Mr. Rende, which will provide a non-taxable benefit of at least $7,500 per month, payable to him.

Payment Upon Involuntary Termination Without Cause or Resignation for Good Reason. If Mr. Rende terminates his employment for “good reason” (as defined in his employment agreement) or is terminated by us without “cause” (as defined in his employment agreement), or if we do not continue his employment at the end of the employment term upon substantially similar terms, he will be entitled to receive the following:

•	base salary through the end of the employment term (December 31, 2009);

•	the sum of $250,000, payable in equal installments so that the entire amount will be received by March 15th of the calendar year following the date of termination;

•	any non-equity incentive compensation that would have become payable through the end of the employment term;

•	life, disability and health insurance benefits through the end of the employment term;

•	company-paid continuation of medical coverage for one year after the end of the term;

•	all valid business expense reimbursements; and

•	all accrued but unused vacation pay.

The following table reflects the amounts that would have been payable to each of the named executive officers had their employment terminated as of July 25, 2009:

Name	Benefits	Change in Control(1)	Death or Disability	Involuntary Termination Without Cause or Resignation for Good Reason
Thomas J. Lynch	Base Salary(2)	$-	$-	$300,000
	Restricted Stock(3)	-	-	85,000
	Accelerated Vesting of Stock Options(4)	-	-	56,400
	Accrued Vacation Pay	-	60,664	60,664
	Total	$-	$60,664	$502,064

Linda LoRe	Severance	$1,137,500	$-	$812,500
	Restricted Stock(3)	170,000	-	-
	Medical Insurance	18,330	-	18,330
	Accrued Vacation Pay	312,497	312,497	312,497
	Total	$1,638,327	$312,497	$1,143,327

Thomas Rende	Base Salary	$-	$-	$141,667
	Severance	-	-	250,000
	Medical Insurance	-	-	23,166
	Disability Insurance	-	-	709
	Life Insurance	-	-	1,117
	Accrued Vacation Pay	-	33,067	33,067
	Total	$-	$33,067	$449,726

(1)	The employment agreements for Messrs. Lynch and Rende do not contain any change in control provisions.

(2)
Represents six months base salary, which Mr. Lynch would have been entitled to receive if he had terminated his employment for good reason or had been terminated by us without cause between July 2, 2009 and January 2, 2010.

(3)
The value of restricted stock subject to accelerated vesting represents the closing price of our common stock of $0.85 on July 24, 2009, the last trading day of the year ended July 25, 2009, multiplied by the shares of restricted stock subject to accelerated vesting.

(4)
The value of stock options subject to accelerated vesting represents the closing price of our common stock of $0.85 on July 24, 2009, the last trading day of the year ended July 25, 2009, less the option exercise price of $0.38, multiplied by 120,000 shares underlying the portion of the option subject to accelerated vesting.

Compensation Plans

Non-Equity Compensation Plan

1998 Senior Executive Incentive Plan

In September 1998, our compensation committee adopted an incentive compensation plan.  Under the 1998 Senior Executive Incentive Plan, as amended, the compensation committee has the discretion to award bonus compensation to senior executives in an amount not to exceed 6.75% of any excess pre-tax income over the base amount of $1,200,000.  No awards were made under the plan to our named executive officers for fiscal year 2009.

Equity Compensation Plans

Employee Stock Ownership Plan

Effective December 31, 2007, we terminated our Employee Stock Ownership and Capital Accumulation Plan (“Employee Stock Plan”).  As of February 5, 2010 there were 304 participants who were entitled to receive an aggregate of  61,710 shares of our common stock.

Amended and Restated 1988 Non-Qualified Stock Option Plan

On December 13, 1988, our shareholders approved the 1988 Non-Qualified Stock Option Plan covering up to 833,333 shares of common stock to provide an additional continuing form of long-term incentive to selected officers. On September 19, 2006, our board of directors approved the Amended and Restated 1988 Non-Qualified Stock Option Plan, which (i) increased the time period in which an employee terminated for any reason other than death or disability has to exercise the portion of the option which is exercisable on the date of termination from 30 days to 90 days following the date of termination; (ii) provides for continued exercisability of options after termination in the discretion of the compensation committee as set forth in the stock option agreement at the time of grant; (iii) increased the time period in which an employee terminated due to disability has to exercise the option from 180 days to one year from the date of termination; and (iv) increased the time period in which the legal representative or legatee under the will of an employee who dies within 90 days (instead of 30 days) after the date of termination of employment or while employed by us or a subsidiary has to exercise the decedent employee’s option from 180 days to one year from the date of death.  Unless terminated by the board, the 1988 Non-Qualified Stock Option Plan shall remain effective until no further options may be granted and all options granted under the 1988 Non-Qualified Stock Option Plan are no longer outstanding.  During fiscal year 2009, 360,000 options were granted to our Chief Executive Officer under the 1988 Non-Qualified Stock Option Plan and 50,000 options were granted to one employee under the 1988 Non-Qualified Stock Option Plan subsequent to the end of fiscal year 2009 through February 5, 2010.  No options were granted to our employees under this plan during fiscal year 2008. As of February 5, 2010, there were options outstanding to purchase 572,500 shares, exercisable at prices ranging from $0.38 per share to $2.90 per share of our common stock at a weighted average exercise price of $1.00 per share.

Amended and Restated 2000 Performance Equity Plan

On February 22, 2000, the board of directors adopted the 2000 Performance Equity Plan covering 375,000 shares of common stock under which our officers, directors, key employees and consultants are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock reload options and other stock based awards.  Shareholders approved the 2000 Performance Equity Plan on November 28, 2000.  On January 23, 2008, our shareholders approved the Amended and Restated 2000 Performance Equity Plan, which increased the number of shares of our common stock available for issuance under the plan from 375,000 shares to 2,000,000 shares, added a 500,000 share limit on grants to any individual in any one calendar year in order for the plan to comply with Section 162(m) of the Internal Revenue Code and made other changes to comply with Section 409A of the Internal Revenue Code.  The Amended and Restated 2000 Performance Equity Plan will terminate when no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until February 21, 2010.  To the extent permitted under the provisions of the 2000 Performance Equity Plan, the compensation committee has authority to determine the selection of participants, allotment of shares, price and other conditions of awards.  During fiscal years 2009 and 2008, 127,500 and 491,250 options, respectively, were granted to our employees under the 2000 Performance Equity Plan, and 37,500 options have been granted to our employees under the 2000 Performance Equity Plan subsequent to the end of fiscal year 2009 through February 5, 2010.  As of February 5, 2010, there were options outstanding to purchase an aggregate of 769,250 shares, exercisable at prices ranging from $.17 per share to $3.10 per share of our common stock at a weighted average exercise price of $2.41 per share.

During the year ended July 25, 2009, we issued, pursuant to the 2000 Performance Equity Plan, 100,000 shares of restricted stock to our Chief Executive Officer.  50,000 shares vested on January 2, 2010 and the remaining 50,000 shares will vest on January 2, 2011, provided that Mr. Lynch is employed by us.  During the year ended July 26, 2008, we issued, pursuant to the 2000 Performance Equity Plan, 24,194 fully vested shares of common stock to our Chief Financial Officer and 50,000 shares to our then Executive Chairman at a price of $3.10 per share.  On July 1, 2008, we also issued 17,483 shares of restricted stock under the 2000 Performance Equity Plan to one officer.  On February 13, 2009, the vesting of these shares was accelerated and they became fully vested.  The officer subsequently resigned during the year ended July 25, 2009.

Our Non-Employee Director Compensation Plan provides that each non-employee director may elect to receive the annual stipend and meeting fees in cash and/or shares of our common stock under our 2000 Performance Equity Plan in such proportion as is determined by each non-employee director.  As of February 5, 2010, an aggregate of 259,104 shares of common stock have been issued to non-employee directors under the 2000 Performance Equity Plan.

Amended and Restated 2003 Employee Equity Incentive Plan

FOH Holdings adopted the 2003 Employee Equity Incentive Plan on December 1, 2003.  The plan authorized FOH Holdings to issue incentive or nonqualified stock options to its employees and officers.  The plan was amended and restated as of December 1, 2006, primarily to increase the number of shares covered under the plan and to permit the issuance of nonqualified stock options to independent directors.  Unless previously terminated by the board, the 2003 Plan will terminate on November 30, 2010 and no options may be granted under the 2003 plan after that date, but such termination will not affect any rights under an option already granted to a holder.  On January 28, 2008, upon the consummation of the merger, the 2003 Plan and underlying options were assumed by us. As of February 5, 2010, there were options outstanding to purchase an aggregate of 975,974 shares, exercisable at prices ranging from $1.12 per share to $4.52 per share of our common stock at a weighted average exercise price of $2.38 per share.  No additional grants may be made under the 2003 Plan.

Compensation Arrangements for Directors

We pay our non-employee directors in accordance with the terms of our Non-Employee Director Compensation Plan, which was adopted by the board of directors of Movie Star, Inc. in December 2004 and became effective on January 1, 2005.  Under the plan, each non-employee director receives (i) an annual stipend of $20,000, payable quarterly in arrears, (ii) $2,000 per day for board or committee meetings attended in person, regardless of the number of meetings held that day and (iii) $1,000 per meeting for board or committee meetings attended telephonically, unless two or more teleconference call meetings are held back-to-back on the same call, in which case each non-employee director will receive $1,000 for the entire call.  Payment of the annual stipend and meeting fees are made, at the election of each non-employee director, in cash and/or shares of common stock under our 2000 Performance Equity Plan in such proportion as is determined by each non-employee director.  If a non-employee director elects to be paid in stock, either in full or in part, the number of shares of common stock to be issued is determined by dividing the dollar amount of the stipend and meeting fees earned during the quarter (or a percentage thereof, if the non-employee director elects to receive stock payment in part) by the last sale price of our common stock on the last trading day of each calendar quarter in which the fees were earned.

We also pay or reimburse each non-employee director for all transportation, hotel and other expenses reasonably incurred by the non-employee director in connection with attendance at board and committee meetings against itemized reports and receipts submitted with respect to any such expenses and approved in accordance with our customary procedures.

It was anticipated that, following the closing of the merger, the Non-Employee Director Compensation Plan would be amended to, among other things, increase the annual stipend, provide additional annual stipends for committee chairpersons, revise the per meeting compensation fees and provide for a stock option grant.  However, due to the current economic conditions, the board determined to forego any increases in their compensation and maintain the current structure of the plan as described above.

The following table summarizes the compensation of our non-employee directors for the year ended July 25, 2009.  Directors who are employees of or consultants to our company do not receive separate compensation for their service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Peter Cole(2)	4,333	-	—	4,333
John L. Eisel(3)	23,600	12,400	—	36,000
William F. Harley(4)	-	29,000	—	29,000
Thomas J. Lynch(5)	14,333	-	—	14,333
Michael A. Salberg(6)	30,000	-	—	30,000
Joel M. Simon(7)	31,894	5,106	—	37,000
Milton J. Walters(8)	27,750	9,250	—	37,000

(1)	Represents the dollar value of the compensation that the director elected to receive in shares of our common stock in lieu of cash compensation.

(2)
Mr. Cole served as our Executive Chairman until May 23, 2009 and continues to serve as a non-employee director.  While serving as Executive Chairman, Mr. Cole did not receive separate compensation for his services as a director.  As compensation for his services as a non-employee director and for his attendance at board meetings from May 24, 2009 to July 25, 2009, Mr. Cole received a cash payment of $4,333.

(3)
As compensation for Mr. Eisel’s services as a non-employee director and for his attendance at board and/or committee meetings, he received cash payments of $23,600 and payments in common stock of 19,729 shares at a total value of $12,400.

(4)
As compensation for Mr. Harley’s services as a non-employee director and for his attendance at board and/or committee meetings, he received payments in common stock of 66,174 shares at a total value of $29,000.

(5)
Prior to his employment as our Chief Executive Officer in January 2009, Mr. Lynch served as one of our non-employee directors.  As compensation for his services as a non-employee director and for his attendance at board and/or committee meetings, Mr. Lynch received cash payments of $14,333.

(6)	As compensation for Mr. Salberg’s services as a non-employee director and for his attendance at board and/or committee meetings, he received cash payments of $30,000.

(7)
As compensation for Mr. Simon’s services as a non-employee director and for his attendance at board and/or committee meetings, he received cash payments of $31,894 and payments in common stock of 14,794 shares at a total value of $5,106.

(8)
As compensation for Mr. Walters’ services as a non-employee director and for his attendance at board and/or committee meetings, he received cash payments of $27,750 and payments in common stock of 19,758 shares at a total value of $9,250.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on the review of the copies of these forms furnished to us and representations that no other reports were required, all Section 16(a) reporting requirements were complied with during the fiscal year ended July 25, 2009.

Certain Relationships and Related Transactions

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). Related party transactions are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any related party, which includes (a) an executive officer, director or nominee for election as a director, (b) a greater than 5 percent beneficial owner of our common stock, or (c) an immediate family member of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest. A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party's interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire on an annual basis that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Related Party Transactions

On January 28, 2008, the closing date of the merger, we entered into an escrow agreement with designated representatives of the FOH Holdings stockholders providing for the deposit into escrow of 2,368,916 shares of common stock (representing 20% of the shares of common stock issued to the FOH Holdings stockholders in the merger) until July 28, 2009, subject to extension under certain circumstances, to cover any indemnification claims that we may bring for certain matters, including breaches of FOH Holdings’ covenants, representations and warranties in the merger agreement.  Similarly, 618,283 treasury shares of our common stock (representing 7.5% of the aggregate number of issued and outstanding shares of common stock immediately prior to the closing of the merger) was deposited into escrow until July 28, 2009, subject to certain conditions, to cover any indemnification claims that may be brought by the FOH Holdings stockholders against us. Following the expiration of the indemnification period on July 28, 2009, these shares were released from escrow.

At the closing of the merger, we, Fursa and FOH Holdings entered into a debt conversion agreement, pursuant to which a $7.5 million portion of the term loan owed by FOH Holdings and its subsidiaries to Fursa was cancelled in exchange for the issuance of an aggregate of 3,629,325 shares of our Series A 7.5% convertible preferred stock.  After the closing of the merger, the balance remaining due on the term loan was approximately $12,192,000 and is referred to in this proxy statement as the “Tranche C debt.”  This transaction and the proposed exchange of the Tranche C debt and conversion of the Series A preferred stock for shares of our common stock are described in greater detail under the debt exchange and preferred stock conversion proposal below.

DEBT EXCHANGE AND PREFERRED STOCK CONVERSION PROPOSAL

Background

On January 28, 2008, we consummated a merger with FOH Holdings.  As a result of the transaction, FOH Holdings became our wholly-owned subsidiary.  Prior to the merger, approximately 50% of FOH Holdings’ outstanding common stock was owned by Tokarz Investments, LLC and the other 50% was owned by accounts and funds managed by and/or affiliated with Fursa.

At the closing of the merger, we, Fursa and FOH Holdings entered into a debt conversion agreement, pursuant to which a $7.5 million portion of the term loan owed by FOH Holdings and its subsidiaries to Fursa was cancelled in exchange for the issuance of an aggregate of 3,629,325 shares of our Series A 7.5% convertible preferred stock.  The Fursa term loan originated in January 2003 from a term loan made to FOH Holdings and its subsidiaries and the conversion of certain pre-petition claims against FOH Holdings and certain of its subsidiaries upon their emergence from bankruptcy.  After the closing of the merger, the principal balance remaining due on the term loan was approximately $12,192,000.  This remaining portion of the term loan is referred to in this proxy statement as the “Tranche C debt.”

The Tranche C debt bears interest at the fixed rate of 7% per annum, with 1% payable in cash monthly in arrears and 6% paid in kind monthly in arrears and added to the outstanding principal balance.  No payment of principal is required until the maturity date of July 28, 2012, at which time the outstanding principal is payable in full.  The Tranche C debt is secured by substantially all of our assets and is second in priority to our senior credit facility with Wells Fargo Retail Finance II, LLC.

Our outstanding indebtedness has negatively impacted our ability to attract investors.  As a result, we determined to have several members of management initiate discussions with Fursa in an attempt to explore possible solutions to our highly leveraged status.  After continued negotiations over several months, we were able to reach an agreement with Fursa.

On February 1, 2010, we entered into an Exchange and Conversion Agreement with Fursa, pursuant to which Fursa agreed to exchange and convert the entire $14.1 million principal amount and accrued interest of the Tranche C debt and all $8.7 million of their outstanding shares of Series A preferred stock and accrued dividends into an aggregate of approximately 8,557,700 shares of our common stock (assuming a March 26, 2010 closing date) at an effective price of approximately $2.66 per share.

A copy of the Exchange and Conversion Agreement is attached hereto as Appendix A and the material terms of the agreement are described below under the subsection entitled “Terms of the Debt Exchange and Preferred Stock Conversion Agreement.”  You are urged to read the Exchange and Conversion Agreement.  It is contemplated that the transaction will be consummated promptly after the meeting if shareholders approve this proposal.

Consideration and Approval By Audit Committee and Board of Directors

Prior to entering into the Exchange and Conversion Agreement, our board of directors met to discuss the transaction.  Fursa is one of our principal shareholders, and William F. Harley, a member of our board of directors, is the Chief Investment Officer of Fursa Alternative Strategies LLC and has an ownership interest in certain of its managed and/or affiliated accounts and funds that own the Tranche C debt and Series A preferred stock.  As a result of this affiliation with Fursa, our board of directors determined that our audit committee, which is responsible for reviewing and approving related party transactions and is comprised solely of independent directors, be charged with reviewing the terms of the transaction and determining whether to approve the Exchange and Conversion Agreement and recommend the transaction to the board for approval.

On January 28, 2010, the audit committee met to consider the transaction.  After consideration of the terms of the transaction, including the fact that we are effectively repurchasing our outstanding long-term debt and preferred stock at a 50% discount, as well as the related party nature of the transaction described above, the audit committee determined to approve the terms of the Exchange and Conversion Agreement and recommend that the full board of directors approve the agreement as well.  Also on January 28, 2010, upon the recommendation of the audit committee, the board of directors approved the terms of the Exchange and Conversion Agreement, with Mr. Harley abstaining due to his affiliation with Fursa.

The audit committee and the board of directors also determined that it would be appropriate to have Fursa vote in accordance with the vote of a majority of other votes cast at the shareholders meeting on the debt exchange and preferred stock conversion proposal.  Accordingly, Fursa has agreed to “sterilize” their vote by committing to vote the shares of our common stock and Series A preferred stock held by Fursa on the date of the agreement with respect to the debt exchange and preferred stock conversion proposal in accordance with the vote of a majority of votes cast at the meeting, excluding the shares held by Fursa.

Terms of the Debt Exchange and Preferred Stock Conversion Agreement

The Exchange and Conversion Agreement contains customary representations and warranties for transactions of this nature made by each of the parties and is subject to approval by our shareholders.  Pursuant to the agreement:

•
Fursa agreed to exchange the Tranche C debt together with all accrued interest (collectively, the “Tranche C Debt Value”), and convert the Series A preferred stock together with accrued dividends (collectively, the “Preferred Stock Value” and, together with the Tranche C Debt Value, the “Aggregate Value”) into shares of our common stock.  The number of shares to be issued will equal 50% of the Aggregate Value as of the closing date divided by $1.3319, the volume weighted average price of our common stock for the five trading days prior to and the five trading days including and after the public announcement of the execution of the agreement (the “Conversion Price”).  As a result of the transaction, we are effectively repurchasing our outstanding long-term debt and preferred stock at a 50% discount.

•
we agreed to issue to Fursa on the closing date three, five and seven-year warrants, each to purchase 500,000 shares of common stock (for an aggregate of 1,500,000 shares of common stock) at exercise prices of 150%, 175% and 200% of the Conversion Price, respectively, but not less than the closing price of our common stock on the closing of the transaction.  The warrants will be exercisable by Fursa for cash or on a cashless basis, at Fursa’s option.  At any time after the first anniversary of the issuance date, we may redeem the warrants, in whole but not in part, upon not less than 20 business days’ written notice to Fursa, at a redemption price of $0.01 per share, if the last sale price of our common stock is at least 200% of the exercise price of the warrants for 10 consecutive trading days ending on the day prior to the day on which notice of redemption is given to Fursa.

•
we agreed to register for re-sale the shares of common stock (including those underlying the warrants) that Fursa will receive in the transaction on a registration statement that we will file with the SEC.  However, Fursa has agreed not to publicly sell, transfer or assign any shares they own for a period of 12 months from the closing date; provided that Fursa may sell up to an aggregate of 250,000 shares of common stock on each one month anniversary of the closing.

•	we agreed to cause the shares of common stock (including those underlying the warrants) that Fursa will receive in the transaction to be listed on the NYSE Amex to the extent not previously listed.

•
Fursa agreed to “sterilize” their vote by committing to vote their shares of common stock and Series A preferred stock with respect to this proposal in accordance with the vote of a majority of votes cast at the meeting, excluding the shares held by Fursa.

Assuming the closing of the transaction occurs on March 26, 2010, the exchange and conversion would result in the cancellation of an aggregate of $14,081,600 of long term debt (including accrued interest) and the exchange of $8,714,400 of preferred stock (including accrued dividends) for an aggregate of 8,557,700 shares of our common stock.  Although we will not receive any proceeds from the issuance of our common stock upon exchange of the Tranche C debt and conversion of the Series A preferred stock, the balance sheet effect of the transaction will be an increase in our shareholders’ equity of approximately $22,796,000.

NYSE Amex Approval

It is the policy of the NYSE Amex to require shareholder approval of the issuance by a company, other than in a public offering, of common stock or securities convertible into or exercisable for common stock, if the issuance is going to be directed to any of our officers, directors or significant shareholders.  Because of this policy, our shareholders are being asked to approve this proposal.

Closing Conditions and Expected Timing of Closing

The consummation of the transaction contemplated by the Exchange and Conversion Agreement is subject to shareholder approval at the meeting.  We cannot consummate this transaction unless the debt exchange and preferred stock conversion proposal is approved by our shareholders.  We expect to consummate the transaction as soon as practicable once shareholder approval is obtained.  If the debt exchange and preferred stock conversion proposal is not approved by our shareholders, the Tranche C debt and Series A preferred stock will remain outstanding.

Beneficial Ownership

Following the consummation of the transaction contemplated by the Exchange and Conversion Agreement, assuming such consummation occurs on March 26, 2010, the principal amount and accrued interest of the Tranche C debt and the outstanding shares of Series A preferred stock and accrued dividends will be converted into an aggregate of 8,557,700 shares of our common stock.  In addition, upon the closing of the transaction, Fursa will receive immediately exercisable warrants to purchase an aggregate of 1,500,000 shares of our common stock.  Accordingly, Fursa’s beneficial ownership of our common stock will increase from approximately 36.1% to approximately 51.0%.

No Dissenters’ Rights

Under New York law, our shareholders will not be entitled to dissenter’s rights in connection with the transactions contemplated by the Exchange and Conversion Agreement.

OUR BOARD OF DIRECTORS HAS APPROVED THE EXCHANGE AND CONVERSION AGREEMENT AND BELIEVES THAT IT IS FAIR TO, AND IN THE BEST INTERESTS OF, OUR SHAREHOLDERS.  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THE DEBT EXCHANGE AND PREFERRED STOCK CONVERSION PROPOSAL.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

A representative of MHM Mahoney Cohen CPAs, our independent registered public accounting firm for the fiscal year ended July 25, 2009, is expected to be present at the meeting.  The representative will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders.  The board of directors has selected MHM Mahoney Cohen CPAs as our independent registered public accounting firm for the fiscal year ending July 31, 2010.

SOLICITATION OF PROXIES

The solicitation of proxies in the enclosed form is made on behalf of our board of directors and we are paying for the cost of this solicitation.  In addition to the use of the mails, proxies may be solicited personally or by telephone using the services of our directors, officers and regular employees at nominal cost.  We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our stock.

SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for any shareholder proposal or nomination to be presented at the Annual Meeting of Shareholders to be held in 2011 or to be eligible for inclusion in our proxy statement for such meeting, we must receive them at our principal executive offices by October 26, 2010.  Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder’s number of shares of common stock owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the annual shareholder meeting, intention to appear in person or by proxy at the annual shareholder meeting and material interest, if any, in the matter being proposed.

Shareholders who wish to recommend to the nominating committee a candidate for election to the board of directors should send their letters to Frederick’s of Hollywood Group Inc., 1115 Broadway, 11th Floor, New York, New York 10010, Attention:  nominating and governance committee.  The Corporate Secretary will promptly forward all such letters to the members of the nominating committee.  Shareholders must follow certain procedures to recommend to the nominating and governance committee candidates for election as directors.  In general, in order to provide sufficient time to enable the nominating and governance committee to evaluate candidates recommended by shareholders in connection with selecting candidates for nomination in connection with our Annual Meeting of Shareholders, the Corporate Secretary must receive the shareholder’s recommendation no later than thirty days after the end of our fiscal year.

The recommendation must contain the following information about the candidate:

•	Name;

•	Age;

•	Current business and residence addresses and telephone numbers, as well as residence addresses for the past 20 years;

•	Principal occupation or employment and employment history (name and address of employer and job title) for the past 20 years (or such shorter period as the candidate has been in the workforce);

•	Educational background;

•	Permission for us to conduct a background investigation, including the right to obtain education, employment and credit information;

•	Three character references and contact information;

•	The number of shares of our common stock beneficially owned by the candidate;

•
The information that would be required to be disclosed by us about the candidate under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K); and

•	A signed consent of the nominee to serve as a director of our company, if elected.

OTHER SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The board of directors provides a process for shareholders and interested parties to send communications to the board.  Shareholders and interested parties may communicate with the board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Frederick’s of Hollywood Group Inc. 1115 Broadway, New York, New York 10010.  Each communication will be forwarded, depending on the subject matter, to the board, the appropriate committee chairperson or all non-management directors.

DISCRETIONARY VOTING OF PROXIES

Pursuant to Rule 14a-4 promulgated by the SEC, shareholders are advised that our management will be permitted to exercise discretionary voting authority under proxies it solicits and obtains for the 2010 Annual Meeting of Shareholders with respect to any proposal presented by a shareholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in New York, New York, not later than January 11, 2011.

INCORPORATION BY REFERENCE

This proxy statement incorporates by reference certain information included in our Annual Report on Form 10-K, as amended, for the fiscal year ended July 25, 2009, including our audited financial statements and supplementary data, management’s discussion and analysis of financial condition and results of operations and our quantitative and qualitative disclosures about market risk.

OTHER MATTERS

The board of directors knows of no matter which will be presented for consideration at the Annual Meeting of Shareholders other than the matters referred to in this proxy statement.  Should any other matter properly come before the Annual Meeting of Shareholders, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors

Thomas Rende, Secretary

New York, New York
February ___, 2010

Annex A
Debt Exchange and Preferred Stock Conversion Agreement

THIS DEBT EXCHANGE AND PREFERRED STOCK CONVERSION AGREEMENT (“Agreement”), dated as of February 1, 2010, among Frederick’s of Hollywood Group Inc., a New York corporation (the “Company”), Fursa Capital Partners LP (“Fursa Capital”), Fursa Master Rediscovered Opportunities L.P. (“Fursa Opportunities”), Blackfriars Master Vehicle LLC – Series 2 (“Blackfriars”) and Fursa Master Global Event Driven Fund L.P. (“Fursa Master”).  Each of Fursa Capital, Fursa Opportunities, Blackfriars and Fursa Master is referred to herein as a “Holder” and collectively such parties are referred to herein as the “Holders.”

WHEREAS, the Company has an aggregate of approximately $14,000,000 principal amount of long term debt outstanding including accrued interest thereon due to the Holders (the “Tranche C Debt”);

WHEREAS, the Holders own an aggregate of $7,500,000 of shares of the Company’s Series A Preferred Stock (“Series A Preferred Stock”) and have accrued dividends of approximately $1,100,000 of shares of Series A Preferred Stock;

WHEREAS, the Company has requested that the Holders exchange the outstanding principal amount of the Tranche C Debt, together with all accrued interest, and convert the Series A Preferred Stock, together with all accrued dividends (collectively, the “Transaction”), for shares of common stock, par value $.01 per share, of the Company (“Common Stock”) as set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, the parties hereto hereby agree as follows:

1.           Debt Exchange and Preferred Stock Conversion.

(a)           The Holders hereby agree, subject to the conditions set forth herein, to exchange the principal amount of the Tranche C Debt, together with all accrued interest (approximately $14,000,000) (collectively, the “Tranche C Debt Value”), and convert approximately $8,600,000 of the Series A Preferred Stock in accordance with its terms at a conversion price of $4.96 per share, together with all accrued dividends (collectively, the “Preferred Stock Value” and, together with the Tranche C Debt Value, the “Aggregate Value”), for an aggregate number of shares of Common Stock equal to 50% of the Aggregate Value as of the Closing (defined below) divided by the volume weighted average price of the Common Stock for the five (5) trading days prior to and the five (5) trading days including and after the public announcement of the execution of this Agreement, subject to appropriate adjustment for reclassifications, stock splits, stock dividends, spin-offs or distributions, share combinations or other similar changes affecting the Common Stock as a whole (the “Conversion Price”).  The shares of Common Stock issuable upon exchange of the Tranche C Debt are referred to herein as the “Debt Exchange Shares” and the Debt Exchange Shares together with the shares issuable upon conversion of the Series A Preferred Stock are referred to collectively herein as the “Exchange Shares.”  The Company and the Holders further agree to apply receipt of the Debt Exchange Shares first to the principal portion of the Tranche C Debt and then to the accrued interest. To the extent possible, the Company and the Holders shall treat the Transaction as a tax-free reorganization pursuant to Internal Revenue Code Section 368(a)(1)(E).

(b)           At the Company’s 2010 Annual Meeting of Shareholders (“Shareholder Meeting”), the Company will present the Transaction to shareholders for their approval.  In connection with such Shareholder Meeting, the Company will prepare and mail to its shareholders as promptly as practicable a proxy statement and all other proxy materials (the “Proxy Statement”) for such meeting.  The Company and the Holders shall cooperate with each other in all reasonable respects with the preparation of the Proxy Statement and any amendment or supplement thereto.  The Company shall notify the Holders of the receipt of any comments of the Securities and Exchange Commission (“Commission”) with respect to the Proxy Statement and any requests by the Commission for any amendment or supplement thereto or for additional information, and shall provide to them promptly copies of any correspondence between the Company or its counsel and the Commission with respect to the Proxy Statement.  The Company shall give the Holders and their counsel the opportunity to review the Proxy Statement and all responses to requests for additional information by and replies to comments of the Commission before their being filed with, or sent to, the Commission.  The Company will use its commercially reasonable efforts, after consultation with the Holders, to respond promptly to all such comments of and requests by the Commission and to cause the Proxy Statement to be mailed to the Company’s shareholders entitled to vote at the Shareholder Meeting at the earliest practicable time.

(c)           The Company will use its commercially reasonable efforts to obtain the necessary approvals by its shareholders for the Transaction and any related matters (“Shareholder Approval”) at the Shareholder Meeting and shall cause its Board of Directors to include in the Proxy Statement its recommendation that the Company’s shareholders vote in favor of the matters presented in the Proxy Statement.  In the event that Shareholder Approval is not obtained on the date on which the Shareholder Meeting is initially convened, the Board of Directors of the Company shall adjourn the meeting from time to time as necessary for the purpose of obtaining Shareholder Approval and shall use its commercially reasonable efforts during any such adjournments to obtain Shareholder Approval.

(d)           By executing this Agreement, each Holder hereby appoints Thomas J. Lynch or Thomas Rende, or either of them, with full power of substitution, as its agent, attorney and proxy, representing an irrevocable proxy pursuant to Section 609 of the New York Business Corporation Law, coupled with an interest, so as to vote all the shares of Common Stock held by the Holders in accordance with the vote of a majority of votes cast at the Shareholder Meeting excluding the shares held by the Holders.

(e)           The Company shall comply with all legal requirements applicable to the Shareholder Meeting and take such other actions as may be necessary to effectuate the Transaction, including, but not limited to, providing notices to, and responding to queries from, all applicable regulatory authorities and stock exchanges and obtaining all necessary third party consents.

(f)           Subject to the terms and conditions of this Agreement, the consummation of the Transaction contemplated by this Agreement shall take place at a closing (“Closing”) to be held at 10:00 a.m., local time, on the fourth business day after the date on which the last of the conditions set forth in Section 4(c) below is fulfilled, at the offices of Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, or at such other time, date or place as the parties may agree upon in writing.  The Company shall send to the Holders at least two business days prior to the Closing a notice indicating the amount of interest accrued on the Tranche C Debt and the amount of dividends accrued on the Series A Preferred Stock through the date of the Closing and the number of Exchange Shares each Holder will be issued upon the Closing.  At the Closing, the Holders shall deliver any and all documentation evidencing the Tranche C Debt and certificates representing the Series A Preferred Stock, together with stock powers medallion guaranteed, for cancellation and the Company shall deliver to the Holders certificates representing the Exchange Shares.  From and after the Closing, any and all documentation evidencing the Tranche C Debt and any certificates representing the Series A Preferred Stock shall represent solely the right to receive the Exchange Shares.  In the event that as a result of the Transaction, fractions of shares would be required to be issued, such fractional shares shall be rounded up or down to the nearest whole share.  The Company shall pay any documentary, stamp or similar issue or transfer tax due on such Transaction, except that the Holders shall pay any such tax due because the Exchange Shares are issued in a name other than the Holders’.

(g)           On the Closing, the Company shall issue to the Holders warrants (“Warrants”) to purchase an aggregate of 1,500,000 shares of Common Stock (“Warrant Shares”) in the form attached hereto as Exhibit A.  The Warrants shall be issued as follows: (i) a three-year Warrant to purchase 500,000 Warrant Shares at an exercise price equal to 150% of the Conversion Price, (ii) a five-year Warrant to purchase 500,000 Warrant Shares at an exercise price equal to 175% of the Conversion Price and (iii) a seven-year Warrant to purchase 500,000 Warrant Shares at an exercise price equal to 200% of the Conversion Price.  Notwithstanding the foregoing, the exercise price of the Warrants shall not be less than the closing price of the Common Stock on the Closing.

2.            Representations and Warranties of Company.  The Company hereby represents and warrants to the Holders as follows:

(a)           As of the date hereof, the Company has 200,000,000 shares of Common Stock authorized, of which 26,418,185 shares of Common Stock are issued and outstanding, and 10,000,000 shares of preferred stock authorized, of which 3,629,325 shares of Series A Preferred Stock are issued and outstanding and are convertible into 1,512,219 shares of Common Stock, and 544,399 shares of Series A Preferred Stock representing accrued dividends are convertible into 226,833 shares of Common Stock.  As of the date hereof, the Company has reserved for issuance 2,914,315 shares of Common Stock upon exercise of all outstanding options and warrants.  All of the issued and outstanding shares of Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable.  The Exchange Shares to be issued and delivered to the Holders upon exchange of the Tranche C Debt and conversion of the Series A Preferred Stock have been duly authorized and when issued upon exchange of the Tranche C Debt and conversion of the Series A Preferred Stock, will be validly issued, fully-paid and non-assessable.  The Warrants to be issued and delivered to the Holders upon the Closing have been duly authorized and the Warrant Shares, when issued upon exercise of the Warrants against payment therefore, will be validly issued, fully-paid and non-assessable.

(b)           The Company has full legal power to execute and deliver this Agreement and, subject to receipt of Shareholder Approval, to perform its obligations hereunder.  All acts required to be taken by the Company to enter into this Agreement and, subject to receipt of Shareholder Approval, to carry out the transactions contemplated hereby have been properly taken, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity, and does not conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Company or its subsidiaries is a party.

(c)           The affirmative vote of the holders of record of at least a majority of the shares of Common Stock (together with the Series A Preferred Stock voting on an as converted basis with the Common Stock) cast at the Shareholder Meeting with respect to the matters referred to in Section 1 hereof is the only vote of the holders of any class or series of the capital stock of the Company required to approve the transactions contemplated hereby.

(d)           No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

(e)           The Company has delivered or made available to the Holders prior to the execution of this Agreement, true and complete copies of all periodic reports, registration statements and proxy statements filed by it with the Commission since July 27, 2008.  Each of such filings with the Commission (collectively, the “SEC Filings”), as of its filing date, complied in all material respects with the requirements of the rules and regulations promulgated by the Commission with respect thereto and did not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which such statements were made.

(f)           Since October 24, 2009, except as disclosed in the SEC Filings filed by the Company with the Commission before the date of this Agreement, the Company and its subsidiaries, taken as a whole, has not suffered any material adverse change in its assets, liabilities, financial condition, results of operations or business, except for those occurring as a result of general economic or financial conditions affecting the United States as a whole or the region in which the Company conducts its business or developments that are not unique to the Company but also affect other entities engaged or participating in the women’s intimate apparel industry generally in a manner not materially less severely.  For purposes of this section, revenues and operating results materially consistent with the Company’s revenues and operating results for the quarter ended October 24, 2009, as reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended October 24, 2009, shall not be deemed a material adverse change.

(g)           No information to be contained in the Proxy Statement to be prepared pursuant to this Agreement and no representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which such statements were made.

(h)           Since October 24, 2009 and except as disclosed in the SEC Filings filed by the Company with the Commission before the date of this Agreement, the Company has conducted its business in compliance in all material respects with all applicable laws, rules, regulations, court or administrative orders and processes and rules, directives and orders of regulatory and self-regulatory agencies and bodies, except as would not reasonably be expected, singly or in the aggregate, to be materially adverse to the business, assets or financial condition of the Company.

3.           Representations and Warranties of the Holders.  Each Holder jointly and severally represents and warrants to the Company as follows:

(a)           The Holder has full legal power to execute and deliver this Agreement and to perform its obligations hereunder.  All acts required to be taken by the Holder to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of the Holder enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity.

(b)           The Holder has reviewed the SEC Filings of the Company.

(c)           The Holder has been given an opportunity to ask questions and receive answers from the officers and directors of the Company and to obtain additional information from the Company.

(d)           The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company’s securities and has obtained, in its judgment, sufficient information about the Company to evaluate the merits and risks of an investment in the Company.

(e)           The Holder is relying solely on the representations and warranties contained in Section 2 hereof and in certificates delivered hereunder, as well as the SEC Filings, in making its decision to enter into this Agreement and consummate the transactions contemplated hereby and no oral representations or warranties of any kind have been made by the Company or its officers, directors, employees or agents to the Holder.

(f)           No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Holder.

(g)           The Exchange Shares and Warrant Shares are to be acquired for the Holder’s own account and is not intended to be sold or otherwise disposed of in violation of the securities laws of the United States.

(h)           The Holder is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (“Securities Act”).

(i)           The Holder understands that the Exchange Shares and Warrant Shares are not registered under the Securities Act or in any state and that such securities may not be sold unless they are subsequently registered or an exemption from such registration is available.  The Holder acknowledges that the certificates representing the Exchange Shares and Warrant Shares may contain legends to reflect the foregoing.

4.            Conditions.

(a)           The obligations of the Company to consummate the transactions contemplated by this Agreement, including the Transaction, shall be subject to the fulfillment of the following conditions:

(i)           The representations and warranties of the Holders set forth in Section 3 hereof shall be true and correct in all material respects on and as of the Closing and a certificate certifying such shall be delivered.

(ii)           All proceedings, corporate or otherwise, to be taken by the Holders in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or the Holders shall have been obtained in form and substance reasonably satisfactory to the Company.

(iii)           Shareholder Approval shall be obtained by the necessary affirmative vote of the shareholders of the Company as described above in Section 2(c).

(iv)           The Holders shall have delivered to the Company any and all documentation evidencing the Tranche C Debt and certificates representing the Series A Preferred Stock, together with stock powers medallion guaranteed, for cancellation.

(v)           All necessary documentation, including UCC-3 termination statements, shall have been filed terminating the security interest evidenced by the Tranche C Debt.

(vi)           The Holders shall have delivered the Lockup Agreements (defined below).

(b)           The obligation of the Holders to consummate the transactions contemplated by this Agreement, including the Transaction, shall be subject to the fulfillment of the following conditions:

(i)           The representations and warranties of the Company set forth in Section 2 hereof shall be true and correct in all material respects on and as of the Closing and a certificate certifying such shall be delivered.

(ii)           All proceedings, corporate or otherwise, required to be taken by the Company on or prior to such date in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or the Holders shall have been obtained in form and substance reasonably satisfactory to the Holders.

(iii)           Shareholder Approval shall be obtained by the necessary affirmative vote of the shareholders of the Company as described above in Section 2(c).

(iv)           The Company shall have caused the Debt Exchange Shares and Warrant Shares to be approved for listing on the NYSE Amex or any national securities exchange on which the Common Stock is then listed.

5.           Registration.

(a)(i)      To the extent not previously registered for resale, the Company shall file a registration statement (the “Required Registration Statement”) to register the Exchange Shares and the Warrant Shares to be received by the Holder under this Agreement (collectively the “Registrable Securities”) for resale pursuant to the Securities Act, as soon as practicable after the date hereof.  The Company shall use commercially reasonable efforts to cause the Required Registration Statement to be declared effective by the Commission as promptly as practicable thereafter.  Each Holder hereby agrees that it will not sell, assign or transfer any shares of Common Stock owned by such Holder, including the Registrable Securities, in the open market for a period of 12 months from the Closing (“Restricted Period”); provided, however, that the Restricted Period shall terminate with respect to an aggregate of 250,000 shares of Common Stock on each one month anniversary of the Closing.  Each Holder shall be permitted to transfer any shares of Common Stock owned by such Holder, including the Registrable Securities, to an affiliated entity or its members, partners, officers, directors or shareholders, provided that such transferee shall agree to continue to be bound by the foregoing restriction.  On the Closing, each Holder will enter into a lockup agreement (collectively, the “Lockup Agreements”) in a form mutually satisfactory to the Company and the Holders evidencing such restrictions.

(ii)           In connection with the foregoing, the Company will, as expeditiously as possible, use its commercially reasonable efforts to:  (A) furnish to the Holders copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and the Holders shall have the opportunity to object to any information pertaining solely to it that is contained therein and the Company will make the corrections reasonably requested by any of them with respect to such information prior to filing the Required Registration Statement or amendment; (B) prepare and file with the Commission such amendments and supplements to such Required Registration Statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement; (C) promptly notify the Holders:  (1) when the Required Registration Statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective; (2) of any written comments from the Commission with respect to any filing referred to in clause (A) and of any written request by the Commission for amendments or supplements to the Required Registration Statement or prospectus; and (3) of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; (D) furnish the Holders such number of copies of the prospectus contained in the Required Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to the Registrable Securities, and such other documents, as the Holders may reasonably request to facilitate the disposition of its Registrable Securities; (E) notify the Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in the Required Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of the Holders promptly prepare and furnish such Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (F) make available for inspection by the Holders and any attorney, accountant or other agent retained by the Holders (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the Required Registration Statement, and permit the Inspectors to participate in the preparation of such registration statement and any prospectus contained therein and any amendment or supplement thereto.

(b)           The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holders shall pay any and all sales commissions and the expenses of any legal counsel selected by it to represent it in connection with the sale of the Registrable Securities.  The Company shall use its commercially reasonable efforts to cause the Required Registration Statement to remain effective until all the Registrable Securities registered thereunder are sold or until the delivery to the Holders of an opinion of counsel to the Company to the effect set forth in Section 5(i) below.

(c)(i)       The Company will indemnify the Holders, their directors and officers and each underwriter, if any, and each person who controls any of them within the meaning of the Securities Act or the Exchange Act, against all claims, losses, damages and liabilities (or actions or proceedings, commenced or threatened, in respect thereof), joint or several, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any registration, qualification or compliance pursuant to this Section 5 or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse the Holders, their directors and officers, each such underwriter and each person who controls any of them within the meaning of the Securities Act or the Exchange Act for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action or proceeding; provided that the Company will not be liable to the Holders in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by or on behalf of the Holders specifically stating that it is intended for inclusion in any registration statement under which Registrable Securities are registered. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders or any such director, officer or controlling person, and shall survive the transfer of such securities by the Holders.

(ii)           The Holders shall indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the Exchange Act and the rules and regulations thereunder, each other securityholder participating in such distribution and each of their officers and directors and each person controlling such other securityholder, against all claims, losses, damages and liabilities (or actions or proceedings, commenced or threatened, in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such other security holders, directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action or proceeding, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such document in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holders specifically stating that it is intended for inclusion in such document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person, and shall survive the transfer of such securities by the Holders.

(d)           In order to provide for just and equitable contribution under the Securities Act in any case in which (A) any person entitled to indemnification under Section (c) makes a claim for indemnification pursuant hereto but such indemnification is not enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (B) contribution under the Securities Act, the Exchange Act or otherwise is required on the part of any such person in circumstances for which indemnification is provided under this section, then, and in each such case, the Company and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement (including legal and other expenses reasonably incurred in connection with investigation or defense) incurred by the Company and the Holders, as incurred, in proportion to their relative fault and the relative knowledge and access to information of the Securities Indemnifying Party (defined below), on the one hand, and the Securities Indemnified Party (defined below), on the other hand, concerning the matters resulting in such losses, liabilities, claims, damages and expenses, the opportunity to correct and prevent any untrue statement or omission, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the Securities Indemnifying Party, on the one hand, or the Securities Indemnified Party, on the other hand, and any other equitable considerations appropriate under the circumstances; provided that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this section, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

(e)           Each party desiring indemnification or contribution under Section 5(c) and 5(d) hereof (the “Securities Indemnified Party”) shall give notice to the party required to provide indemnification or contribution (the “Securities Indemnifying Party”) promptly after such Securities Indemnified Party has actual knowledge of any claim as to which indemnity or contribution may be sought, and shall permit the Securities Indemnifying Party to assume, at its sole cost and expense, the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Securities Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Securities Indemnified Party (whose approval shall not be unreasonably withheld).  The Securities Indemnified Party may participate in such defense at the Securities Indemnified Party's expense unless (A) the employment of counsel by the Securities Indemnified Party has been authorized in writing by the Securities  Indemnifying Party, (B) the Securities Indemnified Party has been advised by such counsel employed by it that there are legal defenses available to it involving potential conflict with those of the Securities Indemnifying Party (in which case the Securities Indemnifying Party will not have the right to direct the defense of such action on behalf of the Securities Indemnified Party), or (C) the Securities Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of counsel for the Securities Indemnified Party shall be at the expense of the Securities Indemnifying Party. The failure of any Securities Indemnified Party to give notice as provided herein shall not relieve the Securities Indemnifying Party of its obligations under this Section 5.  No Securities Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Securities Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Securities Indemnified Party of a release from all liability in respect to such claim or litigation. No Securities Indemnified Party shall settle any claim or demand without the prior written consent of the Securities Indemnifying Party (which consent will not be unreasonably withheld).  Each Securities Indemnified Party shall furnish such information regarding itself or the claim in question as the Securities Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.  The provisions of Section 5(c) and 5(d) shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

(f)           Each Holder shall furnish to the Company such information regarding itself and the distribution proposed by it as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 5.

(g)           The Company shall comply with all of the reporting requirements of the Exchange Act and with all other public information reporting requirements of the Commission, which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with the Holders in supplying such information as may be necessary for the Holders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

(h)           The Company represents and warrants to the holders of Registrable Securities that the granting of the registration rights to the Holders hereby does not and will not violate any agreement between the Company and any other security holders with respect to registration rights granted by the Company.

(i)           The rights granted under this Section 5 shall terminate upon delivery to the Holders of an opinion of counsel to the Company reasonably satisfactory to the Holders to the effect that such rights are no longer necessary for the public sale of the Registrable Securities without restriction as to the number of securities that may be sold at any one time or the manner of sale.

(j)           The rights granted under this Section 5 shall not be transferable.

6.            Press Release; Filings.  Promptly after execution of this Agreement, the Company shall issue a press release announcing the Transaction.  The Company shall also file with the Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby.  The Company shall provide the Holders with drafts of both the press release and Form 8-K and a reasonable opportunity to comment thereon.  No party hereto shall make any public announcements in respect of this Agreement or the transactions contemplated herein inconsistent with the press release and Form 8-K without the prior approval of the other parties as to the form and content thereof, which approval will not be unreasonably withheld.  Notwithstanding the foregoing, any disclosure may be made by a party which its counsel advises is required by applicable law or regulation, in which case the other party shall be given such reasonable advance notice as is practicable in the circumstances and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.  The parties may also make appropriate disclosure of the transactions contemplated by this Agreement to their officers, directors, agents and employees.

7.            Termination.  This Agreement may be terminated no later than the Closing:

(a)           At the option of any party in the event that the transactions contemplated by this Agreement have not occurred by July 31, 2010 and such delay was not as a result of any breach of this Agreement by the terminating party;

(b)           By the Holders if the Company’s Board of Directors failed to recommend or withdrew or modified in a manner adverse to the Holders its approval or recommendation of the Transaction;

(c)           At the option of any party in the event that Shareholder Approval was not obtained at the Shareholder Meeting and any adjournment thereof;

(d)           At the option of any party if any other party has materially breached a term of this Agreement and has not cured such breach within 30 days; or

(e)           At the option of any party if any competent regulatory authority shall have issued an order making illegal or otherwise restricting, preventing, prohibiting or refusing to approve the transactions contemplated hereby, and such order shall have become final and non-appealable.

8.            Miscellaneous.

(a)           Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(b)           This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

(c)           This Agreement shall be a contract made under and governed by the laws of the State of New York.

(d)           All obligations of the Company and rights of the Holders expressed herein shall be in addition to and not in limitation of those provided by applicable law.

(e)           The rights and obligations under this Agreement are not assignable.  This Agreement shall be binding upon the Company, the Holders and their respective successors and permitted assigns, and shall inure to the benefit of the Company, the Holders and their respective successors and permitted assigns.

(f)           The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

(g)           All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing.

(h)           This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect thereto.

9.            WAIVER OF JURY TRIAL.  EACH OF THE COMPANY AND THE HOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.          Specific Performance.  The parties hereto acknowledge and agree that any remedy at law for any breach of the provisions of this Agreement would be inadequate, and each party hereto hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FURSA CAPITAL PARTNERS LP

By:	/s/ William F. Harley
Name: William F. Harley
Title: Chief Investment Officer

FURSA MASTER REDISCOVERED OPPORTUNITIES L.P.

By:	/s/ William F. Harley
Name: William F. Harley
Title: Chief Investment Officer

BLACKFRIARS MASTER VEHICLE LLC –
SERIES 2

By:	/s/ William F. Harley
Name: William F. Harley
Title: Chief Investment Officer

FURSA MASTER GLOBAL EVENT DRIVEN
FUND L.P.

By:	/s/ William F. Harley
Name: William F. Harley
Title: Chief Investment Officer

Exhibit A
Form of Warrant

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT (THE “WARRANT SHARES”) MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OR UNDER STATE SECURITIES LAWS.  THIS WARRANT AND THE WARRANT SHARES MAY NOT BE PLEDGED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE EXPRESS PROVISIONS OF THIS WARRANT, AND NO SALE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH PROVISIONS SHALL HAVE BEEN COMPLIED WITH.

Date of Issuance: ______ __, 2010

FREDERICK’S OF HOLLYWOOD GROUP INC.

Common Stock Purchase Warrant

(Void after ______________)

Frederick’s of Hollywood Group Inc., a Delaware corporation (the “Company”), for value received, hereby certifies and agrees that ___________ or its registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the date hereof (the “Date of Issuance”) and on or before _______________ [three, five or seven years from closing] at not later than 5:00 p.m. New York time (such date and time, the “Expiration Time”), _________ (________) duly authorized, validly issued, fully paid and nonassessable shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) at an initial exercise price equal to $____ [150%, 175% or 200% of the conversion price, but not less than the closing price of the Company’s common stock on the date of issuance] per share, subject to adjustment in certain cases as described herein. The shares purchasable upon exercise of this Warrant, and the purchase price per share, are hereinafter referred to as the “Warrant Shares” and the “Exercise Price,” respectively.  The term “Warrant” as used herein shall include this Warrant and any other warrants delivered in substitution or exchange therefor, as provided herein.

This Warrant is issued pursuant to that certain Debt Exchange and Preferred Stock Conversion Agreement of even date herewith between the Company and the Registered Holder (the “Exchange and Conversion Agreement”).  The Warrant Shares are entitled to the benefits of the registration rights set forth in the Exchange and Conversion Agreement.

1.           Exercise.

1.1.        Method of Exercise

(a)           This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with a Notice of Exercise in the form of Annex A hereto (the “Notice of Exercise”) duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company set forth in Section 11 hereof, or at such other office or agency as the Company may designate in writing pursuant to Section 11 hereof (the “Company’s Office”), accompanied by payment in full with good, cleared funds, in lawful money of the United States, of the Exercise Price payable in respect of the number of shares of Warrant Shares purchased upon such exercise or by surrendering the Warrant pursuant to Section 1.2 below.

(b)           Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the appropriate Annex form shall be received by the Company as provided in Section 1.1(a) hereof. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1.1(c) hereof shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c)           As soon as practicable after the exercise of this Warrant, in full or in part, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

(i)           a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise (or evidence that such Warrant Shares have been issued in the name of the Registered Holder in book entry form) plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

(ii)           in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, representing in the aggregate on the face or faces thereof the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise or surrender as provided herein.

1.2.         Exercise by Surrender of Warrant.  In addition to the method of payment set forth in Section 1.1 and in lieu of any cash payment required thereunder, the Warrant may be exercised by surrendering the Warrant in the manner specified in this Section 1, together with irrevocable instructions to the Company to issue in exchange for the Warrant the number of shares of Common Stock equal to the product of (x) the number of Warrant Shares multiplied by (y) a fraction, the numerator of which is the Market Value (as defined below) of the Common Stock less the Exercise Price and the denominator of which is such Market Value. As used herein, the phrase “Market Value” at any date shall be deemed to be the volume weighted average of the last reported sale prices of the Common Stock for the last ten (10) Trading Days prior to the date of exercise, as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is traded “over the counter”, by a quotation system (including the pink sheets or Nasdaq OTC Electronic Bulletin Board) covering such trades or if the Common Stock is not listed or admitted to trading on any national securities exchange or sold “over the counter,” the average closing bid price as furnished by the Financial Industry Regulatory Authority through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq or traded “over the counter,” as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.  “Trading Day” shall mean a day during which trading in securities generally occurs in the applicable securities market or on the principal securities exchange or bulletin board on which the Common Stock is then traded, listed or quoted.

2.           Shares to be Fully Paid; Reservation of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable, and free from preemptive rights and free from all taxes, liens, duties and charges with respect thereto and, in addition, the Company covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Exercise Price.  The Company further covenants that, from and after the Date of Issuance and during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.  If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company shall take any and all corporate action as is necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.  The Company will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed.

3.           Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Market Value for each fractional share of the Company’s Common Stock which would be issuable upon exercise of this Warrant.

4.           Requirements for Transfer.

(a)           Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Registered Holder or Registered Holders. Any Registered Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change, and the Company shall promptly make such change. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Registered Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary, provided, however, that if and when this Warrant is properly assigned in blank, the Company may, but shall not be obligated to, treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

(b)           Warrant Agent. The Company may, by written notice to the Registered Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 4(a) hereof, issuing the Common Stock issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, may be made at the office of such agent.

(c)           Transfer. Subject to the provisions of applicable securities laws and this Section 4, this Warrant and all rights hereunder are transferable, in whole or in part, upon the surrender of this Warrant with a properly executed Assignment Form in substantially the form attached hereto as Annex B (the “Assignment”) at the principal office of the Company.

(d)           Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment and subject to the provisions of this Warrant and limitations on assignments and transfers as contained in this Section 4, the Company at its expense shall issue to or on the order of the Registered Holder a new warrant or warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (on payment by the Registered Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

5.           Adjustment.

5.1.          Stock Dividends – Split-Ups.  If after the date hereof, and subject to the provisions of Section 5.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

5.2.         Aggregation of Shares.  If after the date hereof, and subject to the provisions of Section 5.6, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

5.3.         Adjustments in Exercise Price.  Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 5.1 and 5.2 above, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

5.4.         Replacement of Securities upon Reorganization, etc.  In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 5.1 or 5.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of all or substantially all of the assets or all or substantially all other property of the Company, as an entirety or substantially as an entirety, in connection with which the Company is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such Warrant holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in the number of shares of Common Stock covered by Section 5.1 or 5.2, then such adjustment shall be made pursuant to Sections 5.1, 5.2, 5.3 and this Section 5.4.  The provisions of this Section 5.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

5.5.         Notices of Changes in Warrant.  Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Upon the occurrence of any event specified in Sections 5.1, 5.2, 5.3 or 5.4, then, in any such event, the Company shall give written notice to each Warrant holder, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

5.6.         Form of Warrant.  The form of Warrant need not be changed because of any adjustment pursuant to this Section 5, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement.  However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, shall be in the form as so changed

6.           No Impairment. The Company will not, by amendment of its Articles of Incorporation, as amended, or through any reorganization, recapitalization, sale or transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant but will at all times in good faith carry out all such terms and take all such actions as may be reasonably necessary or appropriate in order to protect the rights herein of the holder of this Warrant against dilution or other impairment.

7.           Redemption.  At any time after _______, 2011, [first anniversary of the issuance date] this Warrant may be redeemed by the Company, in whole but not in part, at its sole option, upon not less than twenty (20) business days’ prior written notice as provided in Section 11 hereof (“Redemption Notice”) to the Registered Holder, at the redemption price of $0.01 per share for every share of Common Stock purchasable upon exercise hereof at the time of such redemption, if the last sale price of a share of Common Stock is at least 200% of the Exercise Price for the 10 consecutive trading days ending on the day prior to the day on which notice of redemption is given to the Registered Holder.  The sending of the Redemption Notice shall not affect the Registered Holder’s ability to exercise the Warrant at any time prior to the date of redemption.  On and after the date of redemption, the holder shall only have the right to receive $0.01 per share of Common Stock purchasable upon exercise hereof at the time of such redemption.

8.           Notices of Record Date, Etc.  In case the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up.  The Company will use commercially reasonable efforts to cause such notice to be mailed promptly, and in any event, at least ten (10) business days prior to the record date or effective date for the event specified in such notice unless such prior notice is waived by the Registered Holder in writing.

9.           No Rights of Shareholders.  Subject to other Sections of this Warrant and the provisions of the Exchange and Conversion Agreement, the Registered Holder shall not be entitled to vote, to receive dividends or subscription rights, nor shall anything contained herein be construed to confer upon the Registered Holder, as such, any of the rights of a shareholder of the Company, including without limitation any right to vote for the election of directors or upon any matter submitted to shareholders, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise), to receive notices, or otherwise, until the Warrant shall have been exercised as provided herein.

10.           Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11.           Mailing of Notices, Etc.

(i)                 All notices, requests, consents, and other communications in connection with this Warrant shall be in writing and shall be deemed delivered (i) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) business day after being sent via a reputable overnight courier service guaranteeing next business day delivery in the Holder’s country or region, or (iii) on actual receipt if delivered by facsimile or by hand, in each case delivery shall be made to the intended recipient as set forth below:

If to the Company:

Frederick’s of Hollywood Group Inc.
1115 Broadway
New York, New York 10010
Facsimile No.: (212) 213-4925
Attention: Thomas J. Lynch, Chief Executive Officer

With a copy to:

Graubard Miller
405 Lexington Avenue
New York, New York 10174
Facsimile No.: (212) 818-8881
Attention: David Alan Miller, Esq.

If to the Registered Holder:

To the address set forth in the Warrant Register as described in Section 4 hereof

12.           Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

13.           Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

14.           Severability.  If any provision of this Warrant shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant.

15.           Governing Law and Submission to Jurisdiction. This Warrant will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict or choice of laws of any jurisdiction.  The parties hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive.

16.           Supplements and Amendments.  The Company and the Registered Holder may from time to time supplement or amend this Warrant in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Holder may deem necessary or desirable.

17.           Successors.  All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company and the Registered Holder and their respective successors and assigns hereunder.

18.           Benefits of this Warrant.  Nothing in this Warrant shall be construed to give to any person, entity or corporation other than the Company and the Registered Holder of the Warrant Certificate any legal or equitable right, remedy or claim under this Warrant; and this Warrant shall be for the sole and exclusive benefit of the Company and the Registered Holder of the Warrant Certificate.

IN WITNESS WHEREOF, FREDERICK’S OF HOLLYWOOD GROUP INC. has caused this Warrant to be signed by its duly authorized officers under its corporate seal and to be dated on the day and year first written above.

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:
Name:
Title:

ANNEX A

NOTICE OF EXERCISE FORM

To:                                                                                                                                                        Dated:

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase  _____________ shares of common stock (“Common Stock”), $.01 par value per share, of Frederick’s of Hollywood Group Inc. (“Company”) and encloses herewith $________ in cash, certified or official bank check or checks or other immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

or

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ____________ shares of common stock (“Common Stock”), $.01 par value per share, of Frederick’s of Hollywood Group Inc. (“Company”) by surrender of the unexercised portion of the attached Warrant (with a “Market Value” of $____).

The undersigned hereby represents, warrants to, and agrees with, the Company that:

(i)           He/She/It is acquiring the Warrant Shares for his/her/its own account and not with a view towards the distribution thereof;

(ii)           He/She/It has received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, within the last 12 months and all reports issued by the Company to its shareholders;

(iii)          He/She/It understands that he/she/it must bear the economic risk of the investment in the Warrant Shares, which cannot be sold unless they are registered under the Securities Act of 1933 (the “Securities Act”) or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Warrant Shares for sale under the Securities Act;

(iv)          He/She/It is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Warrant Shares in the absence of registration under the Securities Act or an exemption therefrom as provided herein;

Signature:

Address:

ANNEX B

ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee                                                                    Address                                                      No. of Shares

Dated:

Signature:

Dated:

Witness: